As filed with the U.S. Securities and Exchange Commission on April 14, 2026.

Registration No. 333-292737

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HORIZON QUANTUM HOLDINGS LTD.
(Exact name of registrant as specified in its charter)

Singapore	7371	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Telephone: 302-738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Adam C. Berkaw David Landau Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Fl. New York, NY 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the transactions contemplated by the Business Combination Agreement described in the included proxy statement/prospectus have been satisfied or waived.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

This post-effective amendment No. 1 to registration statement shall hereinafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to Registration Statement No. 333-292737, dated January 30, 2026 (as amended and supplemented, the “Registration Statement”), originally declared effective by the SEC on February 17, 2026, is being filed by Horizon Quantum Holdings Ltd. (“Holdco”) to, among other things, (i) set forth additional information to reflect certain material changes made in connection with or resulting from the closing of the Business Combination and as necessary to keep the Registration Statement from being misleading in any material respect, (ii) provide the most recent financial statements and related notes of dMY Squared Technology Group, Inc. (“DMY”), and (iii) provide the most recent financial statements and related notes of Holdco and Horizon Quantum Computing Pte. Ltd. (“Horizon”).

The information included in this Amendment amends the prior Registration Statement and the proxy statement/prospectus contained therein. No additional securities are being registered under this Amendment. For the purposes of this Amendment, terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

On March 19, 2026, Holdco consummated the previously announced business combination with DMY, pursuant to the Business Combination Agreement by and among DMY, Holdco, Merger Sub 1, Merger Sub 2, and Horizon.

At the Amalgamation Effective Time, the Amalgamation occurred, with Horizon surviving the Amalgamation as a wholly-owned subsidiary of Holdco and the outstanding shares of Horizon being converted into the right to receive Holdco Class A Ordinary Shares or the right to receive shares of Holdco Class B Ordinary Shares, as the case may be. Subsequent to the Amalgamation, the SPAC Merger occurred, with DMY surviving the SPAC Merger as a wholly-owned subsidiary of Holdco and the outstanding securities of DMY being converted into the right to receive Holdco Class A Ordinary Shares and/or Holdco Warrants.

At the Closing of the Business Combination, the Merger Consideration, comprised of $508,384,000 paid entirely in newly issued Holdco Class A Ordinary Shares and Holdco Class B Ordinary Shares, was paid to the shareholders of Horizon pursuant to the Business Combination Agreement.

As a result of the Business Combination, (a) each issued and outstanding Horizon Ordinary Share was automatically converted into the right to receive a number of Holdco Ordinary Shares equal to the Exchange Ratio, on the terms and subject to the conditions of the Business Combination Agreement (b) the shares of Horizon that were held by Joseph Fitzsimons, the Chief Executive Officer and Chairman of the Board of Horizon and Holdco, that were issued and outstanding immediately prior to the Amalgamation Effective Time were cancelled and converted into the right to receive such number of Holdco Class B Ordinary Shares equal to the Exchange Ratio and in accordance with the Business Combination Agreement, with each such Holdco Class B Ordinary Share entitling each holder thereof to three (3) votes for each Holdco Class B Ordinary Share held (c) each issued and outstanding SAFE of Horizon was canceled and automatically deemed to represent the right to receive a number of Holdco Class A Ordinary Shares equal to the Exchange Ratio multiplied by the number of Horizon Ordinary Shares (on an as-converted basis) subject to such SAFE, and (d) each outstanding and unexercised Horizon Option became a Holdco Option containing the same terms, conditions, vesting and other provisions as are currently applicable to such Horizon Options, provided that each Holdco Option is exercisable for the number of Holdco Class A Ordinary Shares equal to the Exchange Ratio multiplied by the number of Horizon Ordinary Shares subject to the Horizon Option immediately prior to the Amalgamation Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the Horizon Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

After the completion of the Amalgamation and prior to the Merger, (1) DMY effected the redemption of the DMY Class A Shares, which were initially issued as part of the DMY Units sold in DMY’s initial public offering and which were submitted for redemption and not withdrawn, (2) all outstanding DMY Class B Shares were automatically converted into DMY Class A Shares on a one-for-one basis, and (3) each DMY Unit was automatically separated into its component parts and the holder of each DMY Unit was deemed to hold one DMY Class A Share and one half of one DMY Public Warrant.

At the effective time of the SPAC Merger, (a) each outstanding DMY Class A Share (excluding any Public Shares which were redeemed) were automatically converted into the right to receive one Holdco Class A Ordinary Share, (b) each outstanding whole DMY Public Warrant (including DMY Public Warrants issued upon the Unit Separation) was assumed by Holdco and became Holdco Public Warrants, and (c) each outstanding DMY Private Warrant was assumed by Holdco and became exercisable for Holdco Class A Ordinary Shares in lieu of DMY Class A Shares.

On December 4, 2025 and March 6, 2026, Holdco entered into the PIPE Subscription Agreements with DMY, Horizon and the PIPE Investors, pursuant to which, among other things, the PIPE Investors agreed to subscribe for and purchase, and Holdco agreed to issue and sell to the PIPE Investors, an aggregate of 9,196,020 Holdco Class A Ordinary Shares, at a purchase price equal to $11.82 per share in connection with a financing effort related to the transactions contemplated by the Business Combination Agreement. The PIPE Investment was consummated simultaneously with the closing of the Business Combination. Further, on March 6, 2026, DMY, Holdco and Horizon offered each PIPE Investor the option to elect to satisfy their PIPE Investment by purchasing Open-Market Purchase Shares no later than one (1) Business Day prior to the redemption deadline for the Special Meeting, which purchases would  reduce the number of PIPE Shares that such PIPE Investor is obligated to purchase pursuant to the PIPE Subscription Agreement on a one-for-one basis.

As a result of the foregoing transactions, there were 51,578,134 Holdco Ordinary Shares (consisting of 31,833,549 Holdco Class A Ordinary Shares and 19,744,585 Holdco Class B Ordinary Shares) and 6,044,154 Holdco Warrants (consisting of 3,159,494 Holdco Public Warrants and 2,884,660 Holdco Private Warrants) outstanding as of March 19, 2026.

On March 20, 2026, the Holdco Class A Ordinary Shares and Holdco Public Warrants commenced trading on Nasdaq under the symbols “HQ” and “HQWWW,” respectively.

On March 25, 2026, Holdco filed a Report on Form 6-K disclosing the Closing of the Business Combination and certain related transactions. Set forth below is the following additional information:

1.	The unaudited pro forma condensed combined financial information of Holdco as of and for the fiscal year ended December 31, 2025;

2.	the Management’s Discussion and Analysis of Financial Condition and Results of Operations of DMY for the fiscal year ended December 31, 2025 and 2024;

3.	the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Horizon for the fiscal years ended December 31, 2025 and 2024;

4.	the audited consolidated financial statements of Holdco for the fiscal year ended December 31, 2025;

5.	the audited consolidated financial statements of Horizon for the fiscal years ended December 31, 2025 and 2024; and

6.	the audited consolidated condensed financial statements of DMY for the fiscal years ended December 31, 2025 and 2024.

The registration fees were paid at the time of filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

i

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included elsewhere in this Amendment and the Registration Statement, as applicable, filed with the Securities and Exchange Commission (the “SEC”.)

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of DMY and Horizon, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). DMY has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, assumes that the Business Combination occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, assume that the Business Combination occurred on January 1, 2025.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Holdco’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Holdco. The actual financial position and results of operations of Holdco may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of DMY was derived from the audited financial statements of DMY for the year ended December 31, 2025, which are incorporated by reference. The historical financial information of Horizon was derived from the audited financial statements for the year ended December 31, 2025, which are incorporated by reference. This information should be read together with DMY’s and Horizon’s financial statements, and related notes, the sections titled “DMY Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Horizon Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information incorporated by reference.

Description of the Business Combination

The Business Combination Agreement

Pursuant to the Business Combination Agreement, the following occurred: (1) the Amalgamation of Merger Sub 1 and Horizon, whereby Horizon became a wholly-owned subsidiary of Holdco, in accordance with the Business Combination Agreement and the Singapore Companies Act; (2) the Merger of Merger Sub 2 with and into DMY, with DMY surviving the Merger as a wholly-owned subsidiary of Holdco, in accordance with the Business Combination Agreement and the Massachusetts Business Corporations Act; and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto.

Transfer Restrictions

In connection with the Closing, pursuant to the Business Combination Agreement, the Lock-Up Securityholders entered into the Lock-Up Agreement with Holdco, pursuant to which the Lock-Up Shares are subject to lock-up during the Shares Lock-Up Period and the Holdco Warrants and underlying Holdco Ordinary Shares are subject to lock-up during the Warrants Lock-Up Period.

SAFE Financing

Horizon obtained S$3.8 million (or $3.0 million) of SAFE financing prior to the execution of the Business Combination Agreement. Following the execution of the Business Combination Agreement through the Closing, Horizon obtained an additional S$6.9 million (or $5.4 million) of SAFE financing.

PIPE Investment

On December 4, 2025, DMY, Holdco, and Horizon entered into the PIPE Subscription Agreements with the PIPE Investors. Pursuant to the PIPE Subscription Agreements, Holdco issued and sold the PIPE Investors an aggregate of approximately S$139.7 million (or $108.7 million) of Holdco’s PIPE Shares, at a per share price equal to the Redemption Price.

Ownership of Holdco after the Closing

The following table illustrates varying ownership levels of Holdco immediately following the Business Combination.

The following table excludes the dilutive effect of Holdco Warrants, Holdco Options, and Holdco Class A Ordinary Shares that will initially be available for issuance under the 2026 Plan and ESPP.

Pro Forma Ownership	Holdco Class A Ordinary Shares	Holdco Class B Ordinary Shares	Percent of Outstanding Holdco Ordinary Shares	Percent of Voting Power(1)
Public Shareholders	932,604	—	1.8%	1.0%
Harry You and Sponsor(2)	1,212,698	—	2.4%	1.3%
Other Holders of Founder Shares	416,266	—	0.8%	0.5%
Horizon shareholders (excluding Horizon Founder and Harry You)	20,055,961	—	38.9%	22.0%
Horizon Founder	—	19,744,585	38.3%	65.0%
Financial Advisor(3)	20,000	—	0.0%	0.0%
PIPE Investors	9,196,020	—	17.8%	10.2%
Total	31,833,549	19,744,585	100.0%	100.0%

*	Less than 1%

(1)	Each Holdco Class A Ordinary Share will entitle the holder thereof to one (1) vote per share on all matters on which the Holdco Class A Ordinary Shares are entitled to vote, and each Holdco Class B Ordinary Share will entitle the holder thereof to three (3) votes per share on all matters on which the Holdco Class B Ordinary Shares are entitled to vote.
(2)	Amount includes 1,163,484 Founder Shares held by Sponsor and 49,214 Holdco Ordinary Shares issuable in respect of Mr. You’s $500,000 SAFE investment in Horizon.
(3)	On March 11, 2026, DMY engaged a third party as its financial advisor and marketing agent (“Financial Advisor”) in connection with the Business Combination. In compensation for the service, DMY paid the Financial Advisor a cash fee of $200,000 and an equity fee of 20,000 shares.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although the Business Combination was structured such that the Company was the legal acquirer of both DMY and Horizon, for financial reporting purposes, the transaction was accounted for as a reverse recapitalization, with Horizon treated as the accounting acquirer and DMY treated as the acquired company. Accordingly, the Business Combination was treated as the equivalent of Horizon issuing stock for the net assets of DMY, accompanied by a recapitalization. The net assets of DMY were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Horizon.

Horizon was determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	The shareholders of Horizon have the greatest voting interest in Holdco;

●	The shareholders of Horizon have the ability to control decisions regarding election and removal of directors and officers of Holdco;

●	Horizon comprises the ongoing operations of Holdco; and

●	Horizon’s existing senior management is the senior management of Holdco.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, are based on the audited historical financial statements of DMY and Horizon. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2025

	Horizon (Historical)		DMY (Historical as converted to SGD)		Transaction Accounting Adjustments			Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	S$	286,677	S$	100	S$	14,168,136	C	S$	129,968,161
						(18,737,346)	D
						139,708,213	K
						293,377	L
						(8,964,246)	M
						3,213,250	N
Prepaid expenses		959,760		143,243		1,286,923	D		2,389,926
Total current assets		1,246,437		143,343		130,968,307			132,358,087
Non-current assets
Cash and Investments held in Trust Account		—		35,109,279		(21,168,298)	A		—
						227,155	B
						(14,168,136)	C

Property and equipment, net		4,121,089		—		—			4,121,089
Intangible, net		29,018		—		—			29,018
Right of use assets		591,491		—		—			591,491
Security Deposits		225,181		—		—			225,181
Total non-current assets		4,966,779		35,109,279		(35,109,279)			4,966,779
Total assets	S$	6,213,216	S$	35,252,622	S$	95,859,028		S$	137,324,866

LIABILITIES
Current liabilities
Accounts Payable	S$	—	S$	696,252	S$	(633,080)	D	S$	63,172
Accrued Expenses		—		5,367,588		(4,969,144)	D		398,444
Other payables		3,346,689		—		(633,655)	D		2,713,034
Operating lease liabilities		509,248		—		—			509,248
Convertible note – related parties		—		1,531,650		(1,531,650)	M		—
Advances from related parties		—		3,078,313		293,377	L		—
						(3,371,690)	M

Derivative liabilities – SAFE Notes		8,238,603		—		3,213,250	N		—
						1,204,488	P
						(12,656,341)	Q
Total current liabilities		12,094,540		10,673,803		(19,084,445)			3,683,898
Non-current liabilities
Overfunding loans		—		1,218,272		(1,218,272)	M		—
Derivative warrant liabilities		—		20,198,258		—			20,198,258
Deferred underwriting commissions		—		2,842,634		(2,842,634)	M		—
Operating lease liabilities, non-current		114,344		—		—			114,344
Total non-current liabilities		114,344		24,259,164		(4,060,906)			20,312,602
Total liabilities		12,208,884		34,932,967		(23,145,351)			23,996,500

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
DECEMBER 31, 2025 — (Continued)

	Horizon (Historical)		DMY (Historical as converted to SGD)		Transaction Accounting Adjustments			Pro Forma Combined
Class A ordinary shares subject to possible redemption		—		34,980,751		(21,168,298)	A		—
						355,683	B
						(14,168,136)	G
EQUITY
Seed Preferred Shares		1,150,000		—		(1,150,000)	E		—
Seed Plus Preferred Shares		3,349,184		—		(3,349,184)	E		—
Series A Preferred Shares		24,362,849		—		(24,362,849)	E		—
Horizon Ordinary Shares		5,000		—		(5,000)	E		—
Holdco Class A Ordinary Shares		—		—		14,258,728	E		166,623,608
						326	J
						139,708,213	K
						12,656,341	Q
Holdco Class B Ordinary Shares		—		—		14,608,305	E		14,608,305
DMY Preferred Stock		—		—		—			—

DMY Class A Common Stock		—		54		120	G		—
						149	H
						3	I
						(326)	J
DMY Class B Common Stock		—		149		(149)	H		—

Additional paid-in capital		9,538,520		—		(3,803,555)	D		9,538,520
						(42,546,562)	F
						14,168,016	G
						345,743	I
						31,836,358	O
Accumulated deficit		(44,545,818)		(34,661,299)		(128,528)	B		(77,586,664)
						(7,410,989)	D
						42,546,562	F
						(345,746)	I
						(31,836,358)	O
						(1,204,488)	P
Accumulated other comprehensive income		144,597		—		—			144,597
Total equity		(5,995,668)		(34,661,096)		153,985,130			113,328,366
Total equity and liabilities	S$	6,213,216	S$	35,252,622	S$	95,859,028		S$	137,324,866

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Derived from the audited consolidated balance sheet of Horizon as of December 31, 2025.

(2)	Derived from the audited balance sheet of DMY as of December 31, 2025.

(A)	Reflects the redemption of 1,393,383 DMY Class A ordinary shares at approximately S$15.19 per share for an aggregate redemption payment of S$21.2 million in March 2026.

(B)	Reflects the recognition of interest income in the Trust Account through Closing of S$0.2 million, and the adjustment to common shares subject to redemption of S$0.4 million.

(C)	Reflects the liquidation and reclassification of S$14.2 million of funds in the Trust Account to cash that becomes available upon the closing of the Business Combination.

(D)	Represents transaction costs incurred by DMY of approximately S$15.4 million (excluding deferred underwriting fee of approximately S$2.8 million), and Horizon of approximately S$4.3 million.

For the DMY transaction costs, S$5.6 million of these fees have been accrued as of the pro forma balance sheet date. S$2.2 million of these fees was PIPE fees and reflected as an adjustment to additional paid-in capital. The remaining amount of S$7.4 million is recorded as an adjustment to accumulated losses. The DMY estimated transaction costs exclude the deferred underwriting fee included in (M) below.

For the Horizon transaction costs, S$1.6 million of these fees have been accrued as of the pro forma balance sheet date. S$1.3 million of these fees related to the D&O insurance premium have been recorded to prepaid expenses. S$0.9 million of these fees are expected to be paid post-Closing. The amount of S$1.4 million is included as an adjustment to additional paid-in capital.

(E)	Represents the exchange of Horizon’s Preferred and Ordinary shares and the issuance of 19,272,096 Holdco Class A Ordinary Shares (excluding the 833,079 Holdco Class A Ordinary Shares as described in Q below) and 19,744,585 Holdco Class B Ordinary Shares upon the Business Combination.

(F)	Reflects the elimination of DMY’s historical accumulated losses after recording the adjustment of ordinary shares subject to redemption and the interest earned in the Trust Account subsequent to December 31, 2025 as described in (B) above, the transaction costs to be incurred by DMY as described in (D) above, and the compensation for the service provided by the Financial Advisor as described in (I) below.

(G)	Reflects the reclassification of 932,604 DMY Class A Shares subject to redemption to permanent equity.

(H)	Reflects the conversion of DMY Class B Shares into DMY Class A Shares at the consummation of the Business Combination.

(I)	Reflects the issuance of 20,000 DMY Class A Shares in compensation for the service provided by the Financial Advisor.

(J)	Reflects the conversion of DMY Class A Shares into Holdco Class A Ordinary Shares at the closing of the Business Combination.

(K)	Reflects the recognition of PIPE proceeds of S$139.7 million.

(L)	Reflects the receipt of additional advances from related parties subsequent to December 31, 2025.

(M)	Reflects the repayment of the deferred underwriting fee of S$2.8 million, the payment of DMY advances from related parties of S$3.4 million, the payment of DMY convertible notes — related parties of S$1.5 million, and the payment of DMY overfunding loans of S$1.2 million upon the consummation of the Business Combination.

(N)	Reflects the aggregate proceeds received from SAFEs of S$3.2 million (or $2.5 million) subsequent to December 31, 2025.

(O)	Reflects the reclassification among equity to avoid negative additional paid-in capital.

(P)	Reflects the mark-to-market of the SAFE liability to fair value as of the closing date.

(Q)	Reflects the conversion of SAFEs into 833,079 Holdco Class A Ordinary Shares.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2025

	Horizon (Historical)		DMY (Historical as converted to SGD)		Transaction Accounting Adjustments			Pro Forma Combined
Revenue	S$	50,000	S$	—	$$	—		S$	50,000

Research and development		10,696,318		—		—			10,696,318
Selling and marketing		1,785,364		—		—			1,785,364
General and administrative costs		8,572,643		5,829,703		7,410,989	CC		22,002,287
						(156,794)	BB
						345,746	EE
Corporate tax expenses		—		596		—			596
Depreciation and amortization		1,053,012		—		—			1,053,012
Total operating expenses		22,107,337		5,830,299		7,599,941			35,537,577

Loss from operations		(22,057,337)		(5,830,299)		(7,599,941)			(35,487,577)

Other income (expense):
Interest income on operating account		—		127		—			127
Interest income on investments held in Trust Account		—		1,392,517		(1,392,517)	AA		—
Change in fair value of derivative warrant liabilities		—		(18,637,915)		—			(18,637,915)
Change in fair value of derivative liabilities – SAFE Notes		(658,218)		—		(1,204,488)	FF		(1,862,706)
Interest expense		(11,954)		—		—			(11,954)
Other income		107,142		—		—			107,142
Foreign exchange (loss) gain		(445,309)		—		—			(445,309)
Other income (expense):		(1,008,339)		(17,245,271)		(2,597,005)			(20,850,615)

Net loss before provision for income taxes		(23,065,676)		(23,075,570)		(10,196,946)			(56,338,192)
Provision for income taxes		—		211,934		(211,934)	DD		—
Net loss	S$	(23,065,676)	S$	(23,287,504)	S$	(9,985,012)		S$	(56,338,192)

Net loss per share, Class A common stock - basic			S$	(5.95)

Net loss per share, Class A common stock - diluted			S$	(1.07)

Net loss per share, Class B common stock - basic			S$	(5.95)

Net loss per share, Class B common stock - diluted			S$	(1.07)

Pro forma weighted average number of shares outstanding – basic and diluted									51,578,135

Pro forma loss per share – basic and diluted								S$	(1.09)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Derived from the audited consolidated statement of operations of Horizon for the year ended December 31, 2025.

(2)	Derived from the audited statement of operations of DMY for the year ended December 31, 2025.

(AA)	Represents an adjustment to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(BB)	Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.

(CC)	Represents the effect of the pro forma balance sheet adjustment presented in (D) above for the direct, incremental costs of the Business Combination expected to be incurred by DMY. As these costs are directly related to the Business Combination, they are not expected to recur in the income of Holdco beyond 12 months after the Business Combination.

(DD)	Reflects the elimination of the tax expense resulting from the interest income earned in the Trust account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(EE)	Reflects the issuance of 20,000 DMY Class A Shares in compensation for the service provided by the Financial Advisor.

(FF)	Reflects the mark-to-market adjustment on the SAFE liabilities.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Horizon was determined to be the accounting acquirer, primarily due to the fact that Horizon’s shareholders continue to control the Company. Under this method of accounting, although the Business Combination was structured such that the Company was the legal acquirer of both DMY and Horizon, for financial reporting purposes, the transaction was accounted for as a reverse recapitalization, with Horizon treated as the accounting acquirer and DMY treated as the acquired company. Accordingly, the Business Combination was treated as the equivalent of Horizon issuing stock for the net assets of DMY, accompanied by a recapitalization. The net assets of DMY were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination were those of Horizon.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, assumes that the Business Combination and related transactions occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2025.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	DMY’s audited balance sheet as of December 31, 2025 and the related notes for the year ended December 31, 2025, which are incorporated by reference; and

●	Horizon’s audited consolidated balance sheet as of December 31, 2025 and the related notes for the year ended December 31, 2025, which are incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

●	DMY’s audited statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference; and

●	Horizon’s audited statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated by reference.

The historical financial statements of DMY have been translated into and are presented in SGD using the following exchange rates:

●	at the period exchange rate as of December 31, 2025, of US$1.00 to SGD$1.2853 for the balance sheet;

●	the average exchange rate for the year ended December 31, 2025, of US$1.00 to SGD$1.30662 for the statement of operations for the period ending on that date.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that DMY believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. DMY believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of Holdco would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Holdco. They should be read in conjunction with the historical financial statements and notes thereto of DMY and Horizon.

Accounting Policies

Upon consummation of the Business Combination, management of Holdco performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of Holdco did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. DMY has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Horizon and DMY have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statements of operations do not reflect a provision for income taxes or any amounts that would have resulted had Holdco filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of Holdco as a result of the Business Combination. Since it is likely that Holdco will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of Holdco Ordinary Shares outstanding, assuming the Business Combination occurred on January 1, 2025.

Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for the Year Ended December 31, 2025
Net loss	S$	(56,338,192)
Weighted average shares outstanding – basic and diluted(1)		51,578,135
Basic and diluted net loss per share	S$	(1.09)

(1)	For the purposes of calculating diluted earnings per share, all the 3,159,500 shares underlying the DMY Public Warrants, the 2,884,660 shares underlying the DMY Private Warrants, and the 2,618,161, shares underlying the Horizon Options (reflecting an increase of 766,451 from the date of the Business Combination Agreement for issuances of Horizon Options to new employees) should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted loss per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF HORIZON

Unless the context otherwise requires, references in this section to “we”, “us”, and “our” generally refer to Horizon, unless context dictates otherwise ..

You should read the following discussion and analysis of Horizon’s financial condition and results of operations together with Horizon’s consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the section titled “Risk Factors” or in other parts of the Registration Statement. Our historical results are not necessarily indicative of the results that may be expected for any period in the future. Except as otherwise noted, all references to 2025 refer to the year ended December 31, 2025, and all references to 2024 refer to the year ended December 31, 2024.

Overview of Our Business

We are building software infrastructure to make quantum computers accessible to commercial enterprises and hardware providers. By bridging the gap between today’s hardware and tomorrow’s applications, we seek to equip developers, researchers, and enterprises with the quantum software infrastructure needed to solve real-world problems.

To do this, we are following an ambitious plan to create development tools that can automatically accelerate code written for conventional computers on quantum computers. With this differentiated approach, we are developing methods to generate quantum-accelerated solutions — exploiting quantum effects such as superposition and entanglement — from legacy code and conventional software.

Today, our Triple Alpha software is an integrated development environment that gives users access to our development, deployment, and execution infrastructure. It empowers developers to create sophisticated, portable, hardware-agnostic quantum programs. Users can code at multiple abstraction levels, compile and optimize programs across many real quantum computers and simulators, and deploy applications as APIs. We have key collaborations with leading hardware providers including Rigetti Computing, Inc., Oxford Quantum Circuits Ltd., Alice & Bob, and QuEra Computing Inc.

Triple Alpha is currently in early access with quantum hardware vendors. We have received inbound interest in early access requests from more than 40 major corporations, more than 90 universities, 13 quantum software companies, and 18 national labs, government agencies and research organizations.

We are still in the early stages of scaling its business. Since our inception, we have incurred operating losses. Our ability to generate revenue sufficient to achieve profitability will depend heavily on the further development and commercialization of quantum computers and their software infrastructure.

Principal Factors Affecting Our Performance

The growth and future success of our business depend on many factors. While these factors present significant opportunities for our business, they also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors,” that we must successfully address to achieve growth, improve our results of operations, and generate profits.

Adoption of Quantum Computing. Quantum computing is an emerging technology, and our business model depends heavily on the pace at which quantum computing achieves meaningful adoption. The adoption of quantum computing is heavily influenced by the ability of participants in the quantum industry, including ourselves, to solve technical challenges to reach “quantum advantage,” which is the point at which quantum computers can solve practical problems beyond the capabilities of classical computers. If “quantum advantage” cannot be achieved, takes longer than expected or is limited in scope, then demand for our software stack may be significantly less than expected.

Performance of Strategic Partners. An important part of our anticipated growth depends on our ability to enter into and maintain partnerships with quantum computer hardware vendors and our ability to access and integrate with such vendors’ systems. Our prospective performance may be adversely impacted if we are unable to establish meaningful relationships with such vendors or are delayed in doing so, especially with faster-growing hardware makers.

Competitive Marketplace. The market for our solutions is fragmented, rapidly evolving and highly competitive. We face competition from both traditional, larger software vendors offering developer tools and smaller companies offering point products for features and use cases. Many of our competitors have significantly greater financial resources and expertise in research and development and in bringing products to market and also possess recognizable brands and strong institutional and commercial relationships in comparison to us.

Target Customers. We expect that our potential customers will generally be governmental agencies, large enterprises, universities and other research institutions. Our future success will depend on our ability to effectively sell our products to these categories of customers. Moreover, sales and implementation cycles for such customers tend to be longer and these customers can exert greater purchasing power compared to non-governmental agencies or smaller customers.

R&D. Since quantum computing is a rapidly evolving field, our success depends on our ability to develop and commercialize reliable and cost-effective software tools that enable software applications to harness quantum hardware. This requires substantial technical expertise and an ability to adapt to an evolving technology landscape and is, therefore, subject to significant uncertainty. If we are not able to make the necessary technical progress, then our products may not achieve commercial viability, which would impair our growth prospects.

Senior Management. Our future success depends on the continuing efforts of Dr. Joseph Fitzsimons and Dr. Si-Hui Tan. We rely on the knowledge and experience that Dr. Fitzsimons and Dr. Tan provide in quantum science and computing technology. They are the cornerstone of our research and development efforts, which have been, and will continue to be, instrumental in our ability to develop our current and future products and services. The market for such positions is intensely competitive, which could increase our costs to attract and retain talented individuals. In the event Dr. Fitzsimons or Dr. Tan were to become unavailable for any reason, including injury, illness or death, there could be a material adverse impact on our operations.

Recent Developments

The Business Combination

On March 19, 2026, the Company consummated the previously announced Business Combination with DMY, pursuant to the Business Combination Agreement. See “Explanatory Note” of this Amendment and “Proposal No. 1 — The Business Combination Proposal” of the Registration Statement for additional information regarding the Business Combination.

Financings

As of the date of this Amendment, we have raised an aggregate of US$8,384,000 in gross proceeds from SAFE financings as follows: (a) on July 19, 2025, we entered into a SAFE for gross proceeds of US$3,000,000; (b) between October 7, 2025 and October 9, 2025, we entered into additional SAFEs for aggregate gross proceeds of US$1,000,000; (c) on November 12, 2025, we entered into a SAFE for gross proceeds of US$1,384,000; (d) on December 18, 2025, we entered into a SAFE with Harry You, DMY’s then Chairman, Chief Executive Officer, and Chief Financial Officer, and an affiliate of the Sponsor, for aggregate gross proceeds of US$500,000; (e) on December 29, 2025, we entered into a SAFE for gross proceeds of US$2,000,000; and (f) on January 16, 2026, we entered into a SAFE for gross proceeds of US$500,000. At close of the Business Combination, all outstanding SAFEs converted into an aggregate of 819,816 Company Class A Ordinary Shares.

On March 19, 2026, Holdco consummated the PIPE Private Placement simultaneously with the closing of the Business Combination, issuing an aggregate of 9,126,021 Holdco Class A Ordinary Shares, at a purchase price per share of US$11.82, for aggregate gross proceeds of approximately US$108 million. Holdco also received approximately US$11 million as a result of funds disbursed from DMY’s trust account at the Closing. See “—PIPE Subscription Agreements with PIPE Investors” below and the sections titled “Explanatory Note” of this Amendment and “Proposal No. 1 — The Business Combination Proposal — Ancillary Agreements — PIPE Subscription Agreements” of the Registration Statement” for additional information regarding the PIPE Private Placement.

Additional Agreements in connection with the Business Combination

This section describes the material provisions of certain additional agreements entered into pursuant to or in connection with the Business Combination Agreement.

Lock-up Agreements

Pursuant to the Business Combination Agreement, the Holders of Founder Shares, and Lock-Up Securityholders entered into the Lock-Up Agreements, pursuant to the Lock-Up Shares are subject to lock-up during the period immediately following the Closing until the earlier of (i) the date that is 24 months after the Closing Date and (ii) the date on which Holdco completes a liquidation, merger, capital share exchange, reorganization or other similar transaction that results in all of Holdco’s shareholders having the right to exchange their Holdco Ordinary Shares for cash, securities, or other property and the Holdco Warrants and underlying Holdco Ordinary Shares will be subject to lock-up during the period immediately following the Closing Date until the end of the Warrants Lock-Up Period. Prior to the Closing, Holdco, Horizon, and DMY agreed to waive the lock-up restrictions on approximately 9.0% of the Holdco Class A Ordinary Shares held by each non-affiliate shareholders. An aggregate of approximately 39,627,691 million Lock-up Shares are subject to the Share Lock-Up Period, representing approximately 76.9% of the total issued and outstanding Holdco Ordinary Shares. An aggregate of 2,884,660 Holdco Private Warrants, and the underlying 2,884,660 Holdco Class A Ordinary Shares issuable upon the exercise of the Holdco Private Warrants, are subject to the Warrants Lock-Up Period, representing approximately 47.7% of the issued and outstanding Warrants.

PIPE Subscription Agreements with PIPE Investors

On December 4, 2025, DMY, Holdco, and Horizon entered into PIPE Subscription Agreements with the PIPE Investors, pursuant to which Holdco agreed to issue and sell, and the PIPE Investors agreed to subscribe for and purchase, an aggregate of $110,412,500 of PIPE Shares, at a per share price equal to the price at which each Public Share may be redeemed in connection with the Business Combination. At the time of the Business Combination, the Redemption Price was $11.82.

On March 6, 2026, DMY, Holdco, and Horizon entered into additional PIPE Subscription Agreements with additional PIPE Investors, pursuant to which the Holdco has agreed to issue and sell, and the additional PIPE Investors agreed to subscribe for and purchase an additional $1,450,000 of PIPE Shares, at a per share price equal to the Redemption Price. The additional PIPE Investment includes a $1,000,000 investment by Penchant Family Holdings LLC, an entity controlled by Penchant Holdings, Inc., its Managing Member, of which Danielle Lambert serves as its President. Ms. Lambert is a director of the Company.

Further, on March 6, 2026, DMY, Holdco and Horizon offered to each PIPE Investor the option to elect to satisfy their PIPE Investment by purchasing Open-Market Purchase Shares (as defined below) no later than one (1) Business Day prior to the redemption deadline of the Special Meeting. The use of either Currently Owned Shares and/or Open-Market Purchase Shares which purchases would reduce the number of PIPE Shares that such PIPE Investor is obligated to purchase pursuant to the Subscription Agreement on a one-for-one basis. An aggregate of 267,807 Open Market Purchase Shares were purchased by a total of three investors (the “Reduced Investors”). “Currently Owned Shares” means shares of DMY Class A Shares the PIPE Investor or its affiliates beneficially own as of March 9, 2026.

The Reduction Right was subject to the Reduced Investors having agreed (i) not to sell or otherwise transfer such Open-Market Purchase Shares prior to the consummation of the Business Combination, (ii) not to vote any Open-Market Purchase Shares in favor of approving the Business Combination and instead submit a proxy abstaining from voting thereon, and (iii) to the extent it has the right to have any of its Open-Market Purchase Shares redeemed for cash in connection with the consummation of the Business Combination, not to exercise any such redemption rights . With respect to the Currently Owned Shares, the Reduction Right is subject to the PIPE Investors having agreed to, and causing their affiliates to: (i) not sell or otherwise transfer such Currently Owned Shares prior to the consummation of the Business Combination; (ii) vote all Currently Owned Shares in favor of approving the Business Combination or any extension of DMY; and (iii) to the extent it has the right to have any of its Currently Owned Shares redeemed for cash in connection with the consummation of the Business Combination or in connection with any extension of DMY, not exercise any such redemption rights. The Reduced Investors were required to deliver a certificate to DMY, the Holdco and Horizon no later than one Business Days prior to the Redemption Deadline certifying that such PIPE Investor has and will comply with the Open-Market Purchase Reduction Conditions, and Currently Owned Shares Reduction Conditions, among other things.

The PIPE Investment closed substantially concurrently with the closing of the Business Combination. Pursuant to the PIPE Subscription Agreements, Holdco has also agreed to file with the U.S. Securities and Exchange Commission (“SEC”) (at the Company’s sole cost and expense), within 15 business days after the consummation of the PIPE Investment (such deadline subject to extension in the event of SEC closures or the unavailability of required financial statements), a registration statement registering the resale of the PIPE Shares, and to use its commercially reasonable efforts to have the registration statement declared effective as soon as practicable after the filing thereof.

In connection with its PIPE Subscription Agreement, Holdco, DMY, Horizon and IonQ, one of the PIPE Investors, entered into the IonQ Side Letter, which includes, among other things that: (i) IonQ will have a right to select one initial director of Holdco to serve on the Board after the Closing who shall (i) qualify as an independent director under Nasdaq rules, (ii) be unaffiliated with IonQ and (iii) be subject to Horizon’s, Holdco’s, and DMY’s approval; (ii) for so long as IonQ holds not less than 5% of the Company’s outstanding voting securities, IonQ will have the right to nominate one director to serve on Holdco’s Board who shall (x) qualify as an independent director under Nasdaq rules, (y) be unaffiliated with IonQ and (z) be subject to Holdco’s approval; (iii) IonQ will enter into a lock-up agreement with Holdco, pursuant to which IonQ will agree not to transfer (except for certain permitted transfers as set forth therein) the PIPE Shares until the earlier of 18 months after the closing date and the Shares Lock-Up Period; (iv) the closing of the IonQ PIPE Subscription Agreement will be conditioned on the entry into a commercial agreement by the parties relating to the purchase by Holdco or Horizon of quantum computing hardware from IonQ; and (v) subject to certain exceptions, for so long as IonQ holds not less than 5% of Holdco’s outstanding voting securities, IonQ shall have a right to be notified of (x) Holdco’s receipt of an offer to acquire 5% or more of its outstanding voting securities or assets and (y) terms of any proposed sale of securities of Holdco in which the aggregate proceeds are expected to equal or exceed $10 million. On March 9, 2026, Holdco, DMY, Horizon and IonQ agreed to amend the IonQ Side Letter (the “IonQ Amendment”) to waive the entrance into a commercial agreement, as described in (iv) above, as a condition of the IonQ Side Letter. Furthermore, on March 11, 2026, Holdco, DMY, Horizon and IonQ agreed to waive the right to select a director, as described in (i) above, as a condition of closing. For the purposes of clarity IonQ have retained the right to propose director nominees as described in (ii) above.

IonQ Quantum Systems Agreement

On March 31, 2026, Holdco entered into a Quantum Systems Agreement (the “IonQ Agreement”) with IonQ. The IonQ Agreement governs a strategic, long-term relationship under which IonQ will design, procure, install, and support a dedicated trapped-ion quantum computing system for Holdco and provide associated compute, consulting, training, and technical support services, primarily on an on-site and exclusive basis. Pursuant to the IonQ Agreement, IonQ will procure, construct, install, and verify a trapped-ion quantum computing system meeting specified performance benchmarks and install it in a data center designated and operated by Holdco. Upon acceptance, title to the physical system transfers to Holdco, with IonQ providing maintenance, technical support, quarterly technical reports, and consulting and training services. Both Holdco and IonQ shall retain ownership of their respective intellectual property rights, including their own technology and related software. Holdco shall own all inputs and computation results, while IonQ shall retain ownership of the IonQ technology and related software specifically licensed under the IonQ Agreement only, granting Holdco limited licenses for use during the term. The total consideration to be paid by Holdco under the initial statement of work is US$35 million. Holdco may choose to exercise a one-year extension for additional consideration.

The IonQ Agreement is effective as of March 31, 2026 and continues for the duration of the applicable statement(s) of work. The initial statement of work has a three-year term from system acceptance, with a one-year extension option exercisable by Holdco. Either Holdco or IonQ may terminate the IonQ Agreement for material breach not cured within 30 days or upon insolvency of the other party. The IonQ Agreement additionally includes mutual intellectual property indemnities and limitations of liability generally capped at fees paid or payable, subject to customary carve-outs. The services and technology are provided pursuant to the IonQ Agreement are on an experimental, “as is” basis. The foregoing summary of the IonQ Agreement is qualified in its entirety by reference to the full text of the IonQ Agreement, which is filed herewith as Exhibit 10.1 to this Amendment.

Results of Operations

The results of operations presented below should be reviewed in conjunction with our audited consolidated financial statements for the years ended December 31, 2025 and 2024 included elsewhere in this Amendment.

Comparison of the Years Ended December 31, 2025 and 2024

The following table sets forth our results of operations for the periods presented:

	December 31,
	2024	2025		$ Change	% Change
	SGD	SGD	USD	SGD
Revenue	360,000	50,000	38,883	(310,000)	(86)%

Operating Expenses:
Research and development	3,458,218	10,696,318	8,318,157	7,238,100	209%
Selling and marketing	986,566	1,785,364	1,388,416	798,798	81%
General and administrative	2,911,370	8,572,643	6,666,648	5,661,273	194%
Depreciation and amortization	855,249	1,053,012	818,891	197,763	23%
Total operating expenses	8,211,403	22,107,337	17,192,112	13,895,934	169%
Loss from operations	(7,851,403)	(22,057,337)	(17,153,229)	(14,205,934)	(181)%

Other income and (expense):
Interest expense	(49,457)	(11,954)	(9,296)	37,503	76%
Other income	124,085	107,142	83,321	(16,943)	(14)%
Change in fair value of derivative liabilities	-	(658,218)	(511,873)	(658,218)	-
Foreign exchange (loss) gain	293,601	(445,309)	(346,301)	(738,910)	(252)%
Income tax expense	-	-	-	-	-
Net loss	(7,483,174)	(23,065,676)	(17,937,378)	(15,582,502)	(208)%

Revenues

We are a development stage company and have not generated any material revenue to date. We intend for our revenues to be predominantly generated from our quantum software development tools. Currently, we provide limited quantum research and development services and recognize our revenues when services are delivered to the customer and all criteria for acceptance have been satisfied and generate nominal revenues in connection with these services. The current sources of revenue are not core to our long-term business model, and we do not anticipate that our current sources to be material drivers of revenue in the future.

Revenues decreased by S$0.31 million (US$0.24 million) to S$0.05 million (US$0.04 million) for the year ended December 31, 2025, from S$0.36 million for the year ended December 31, 2024. This was primarily driven by the reduction in the number of revenue contract milestones in which Horizon provided research and development services on quantum algorithms.

Research and development expenses

Research and development expenses consist primarily of personnel-related costs, including salaries, share-based compensation, travel and benefits expenses for scientists, software engineers and other technical staff engaged in the design, development and testing of our software and hardware systems. It also includes software and other cloud services subscriptions and third-party costs associated with the operation of our hardware testbed. Research and development expenses increased by S$7.24 million, or 209%, to S$10.70 million (US$8.32 million) for the year ended December 31, 2025, from S$3.46 million during the year ended December 31, 2024. The increase was primarily driven by: (a) a S$4.35 million increase in share-based compensation expenses attributable to the vesting of employee share options; (b) a S$2.17 million increase in payroll-related expenses as a result of increased hiring of scientists and engineers; and (c) a S$0.62 million increase in costs from the setup of our hardware testbed and additional cloud service subscription costs and (d) a S$0.10 million increase in other staff related costs associated with an increase in headcount.

Selling and marketing expenses

Sales and marketing expenses consist primarily of personnel-related costs, including salaries, share-based compensation, travel and benefits expenses for our marketing and commercial operations teams. It also consists of public relations, trade show and other advertising costs associated with developing partnerships and industry engagement. Selling and marketing expenses increased by S$0.80 million, or 81%, to S$1.79 million (US$1.39 million) for the year ended December 31, 2025 from S$0.99 million during the year ended December 31, 2024. The increase was primarily driven by: (a) a S$0.33 million increase in share-based compensation expenses attributable to the vesting of employee share options; (b) a S$0.41 million increase in payroll-related expenses as a result of increased hiring; and (c) a S$0.06 million increase in staff and vendor expenses associated with greater participation in industry conferences compared to the year ended December 31, 2024.

General and administrative expenses

General and administrative expenses consist primarily of personnel related costs, including salaries, share-based compensation, travel and benefits expenses for our finance, human resources, operations and administrative teams. It also consists of expenses for professional services and compliance, such as legal, audit, accounting, consulting fees as well as insurance, facilities and other overhead expenses. General and administrative expenses increased by S$5.66 million, or 194%, to S$8.57 million (US$6.67 million) for the year ended December 31, 2025 from S$2.91 million during the year ended December 31, 2024. The increase was driven by: (a) a S$2.83 million increase in M&A related and other operational legal expenses; (b) an increase of S$1.69 million in share-based compensation expenses attributable to the vesting of employee share options; (c) a S$0.79 increase in payroll-related expenses due to increase in hiring; (d) a S$0.24 million increase in IT, insurance, travel expenses and other miscellaneous resulting from higher staff and operational requirements; and (e) a S$0.11 million increase in shared office rental expenses incurred by our Irish subsidiary.

Depreciation and amortization expenses

Depreciation and amortization expenses represent the allocation of our property, equipment and intangible assets over their estimated lives. Depreciation and amortization expenses increased by S$0.20 million, or 23%, to S$1.05 million (US$0.82 million) for the year ended December 31, 2025 from S$0.86 million during the year ended December 31, 2024. The increase was primarily driven by an increase of: (a) S$0.11 million from depreciation of components of operational quantum computer in Singapore; (b) an increase of S$0.07 million from depreciation of right-of-use assets recognized under lease arrangements; (c) and an increase of S$0.02 million from depreciation of additional computer and related equipment purchased to support higher staff headcount.

Interest expense

Interest expense for the year ended December 31, 2025, decreased only nominally versus the comparative period of the prior year.

Share-based compensation expenses

We account for share-based compensation arrangements granted to employees in accordance with ASC 718, “Compensation: Stock Compensation” (“ASC 718”), by measuring the grant date fair value of the award and recognizing the resulting expense over the period during which the employee is required to perform services in exchange for the award. Equity-based compensation expense is recognized only for awards subject to performance conditions if it is probable that the performance condition will be achieved. We account for forfeitures when they occur.

Share-based compensation expenses recognized under research and development, selling and marketing as well as general and administrative expenses increased by S$6.37 million, or a 3993% increase, to S$6.53 million (US$5.07 million) for the year ended December 31, 2025, from S$0.16 million during the year ended December 31, 2024. The increase was attributable to new share option grants and related vesting activity during the year ended December 31, 2025.

Other income

Other income was primarily attributable to interest from fixed-rate deposits for the year ended December 31, 2025 decreased nominally versus the comparative period of the prior year due to lower cash and cash equivalent balances across the year.

Foreign exchange (Loss) Gain

Foreign exchange losses increased by S$0.74 million, or 252%, to S$0.45 million (US$0.35 million) for the year ended December 31, 2025 from a gain of S$0.29 million during the year ended December 31, 2024. This was due to the strengthening of the Singapore dollar against the U.S. Dollar, which adversely impacted the remeasurement of cash and bank balances denominated in U.S. Dollars.

Change in fair value of derivative liabilities

We recognized an increase in non-cash losses of S$0.66 million (US$0.51 million) for the year ended December 31, 2025, related to the remeasurement of SAFE liabilities compared to nil for the year ended December 31, 2024. This was due to classification of SAFE notes as liabilities that are subsequently remeasured at fair value at each reporting date with changes in fair value recognized in the consolidated statement of operations.

Liquidity and Capital Resources; Going Concern

Our operations have been financed primarily through net proceeds from the issuance by Horizon of Series A convertible preference shares prior to the consummation of the Business Combination. As of December 31, 2025 and 2024, we had cash and cash equivalents of S$0.3 million (US$0.2 million) and S$6.6 million (US$5.2 million), respectively.

Our cash is primarily used in two areas, first to fund operating expenses related to the growth of our business, especially through research and development activities, including personnel related costs and overhead associated with the development and testing of our software and hardware systems. Cash is also used to support sales and marketing activities focused on building new partnerships, maintaining existing ones, funding industry engagement efforts and to support our operations in the areas of compliance, legal, accounting, facilities and other overheads. The second is capital expenditures related to the acquisition of equipment and related components to build our hardware testbed.

We incurred net losses of S$23.1 million (US$17.9 million) and S$7.5 million (US$5.8 million) during the years ended December 31, 2025 and 2024, respectively, and have an accumulated deficit of S$44.5 million (US$34.6 million) as of December 31, 2025. As previously disclosed, these conditions raised substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements were issued.

The primary objective of Horizon’s capital management is to ensure that it maintains sound capital position in order to support its business and maximize shareholder value. On March 19, 2026, Holdco consummated the previously announced Business Combination with DMY. Upon closing of the Business Combination, Horizon became a wholly owned subsidiary and the primary operating entity of Holdco, which is now publicly traded. The closing of the Business Combination provided Holdco with gross proceeds of approximately US$120 million, consisting of funds held in DMY’s trust account (after redemptions) and proceeds from a concurrent PIPE Private Placement. Accordingly, management has concluded that the conditions that previously raised substantial doubt about Horizon’s ability to continue as a going concern has been alleviated.

Our future capital requirements will depend on many factors including our ability to begin to recognize revenue and our revenue growth rate, the timing and extent of spending to support further research and development and sales and marketing efforts. In order to finance these opportunities, we will need to raise additional capital. However, we may not be able to raise additional capital on terms acceptable to us or at all. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our shareholders could be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of its shareholders. Debt financing and equity financing, if available, may involve agreements that include covenants limiting or restricting its ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. If we raise funds through collaborations, or other similar arrangements with third parties, we may have to relinquish valuable rights to our quantum computing technology on terms that may not be favorable to us and/or may reduce the value of Holdco Ordinary Shares. If we are unable to raise additional capital when desired, we may be required to delay, limit, reduce or terminate our quantum computing development efforts, and our business, results of operations and financial condition would be materially and adversely affected.

Cash Flows

Comparison of the year ended December 31, 2025 and 2024

The following table summarized our cash flows for the periods presented:

	December 31,
	2024	2025		$ Change	% Change
	SGD	SGD	USD	SGD
Net cash used in operating activities	(7,429,105)	(13,131,645)	(10,212,025)	(5,702,540)	(77)%
Net cash used in investing activities	(2,733,902)	(514,711)	(400,273)	2,219,191	81%
Net cash provided by financing activities	-	7,580,385	5,895,003	7,580,385	-

Operating Activities

Net cash used in operating activities during the year ended December 31, 2025, was S$13.1 million (US$10.2 million), resulting primarily from a net loss of S$23.1 million, adjusted for (a) non-cash charges of S$6.5 million in share-based compensation expense; (b) S$1.1 million in depreciation and amortization; (c) S$0.7 million in change in fair value of derivative liabilities; (d) S$0.4 million of unrealized foreign exchange loss; and (e) S$1.3 million of changes in working capital. The increase in net cash used in operating activities from the prior year was primarily related to the our increase in hiring of research and development personnel and associated operational support costs.

Net cash used in operating activities during the year ended December 31, 2024, was S$7.4 million (US$5.8 million), resulting primarily from a net loss of S$7.5 million, adjusted for: (a) non-cash charges of S$0.9 million in depreciation and amortization; (b) S$0.2 million in share-based compensation; and offset by (c) S$0.7 million of changes in working capital; and (d) S$0.3 million of unrealized foreign exchange gain.

Investing Activities

Net cash used in investing activities during the year ended December 31, 2025, was S$0.5 million (US$0.4 million) representing additions of S$0.3 million of purchases relating to computer and office equipment to support increased staff headcount and operational requirements and additions of S$0.2 million to equipment primarily related to the development of a quantum computing system.

Net cash used in investing activities during the year ended December 31, 2024, was S$2.7 million (US$2.1 million) representing additions of S$1.7 million to equipment primarily related to the development of a quantum computing system, additions of S$0.9 million attributable to capital expenditures for office renovation works, and additions of S$0.1 million of purchases relating to computer and office equipment to support increased staff headcount and operational requirements.

Financing activities

Net cash provided by financing activities during the year ended December 31, 2025, was S$7.6 million (US$5.9 million) for the period reflecting net proceeds from the issuances of SAFEs.

Net cash provided by financing activities during the year ended December 31, 2024, was nil for the period as we did not undertake any financing transactions.

Contractual Obligations

We lease office space in Singapore under three operating lease agreements with average remaining lease terms of approximately 15 months. The lease agreements provide for monthly rental payments and other service charges. See “Note 7 — Right-Of-Use Assets and Lease Liabilities” in our consolidated financial statements and notes thereto for the fiscal years ended December 31, 2025 and 2024 included in this Amendment for more information. We also entered a material purchase commitment with Maybell Quantum Industries Inc., to purchase capital equipment related to its hardware testbed. The unpaid contract value of the agreement is approximately US$581 thousand, payment is required upon delivery and acceptance of the equipment, and the transaction is expected to close in the second or third fiscal quarter of 2026.

Off-Balance Sheet Arrangements

As of December 31, 2025 and through the date of this Amendment, we do not have any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Critical accounting estimates are those estimates made in accordance with GAAP that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the company. In accounting for share-based compensation and SAFE derivative liabilities, the use of valuation methods for awards granted prior to our becoming a publicly traded company, the use of estimates in option valuation model inputs such as expected volatility, term of options, risk-free interest rates, the usage of probability-weighted expected return method (“PWERM”), supported by use of a Monte Carlo simulation method to derive fair value changes for SAFE liabilities are subjective and the change in these assumptions can materially affect the amount of share-based compensation expense recognized in the consolidated financial statements.

Revenue Recognition

During the years ended December 31, 2024 and 2025, Horizon provided research and development services on quantum algorithms and revenue is recognized when services are delivered to the customer and all criteria for acceptance have been satisfied.

See “Note 2—Revenue Recognition” in our consolidated financial statements and notes for the fiscal years ended December 31, 2025 and 2024 included in this Amendment.

Leases

Our office spaces in Singapore are leased under three operating lease agreements. Leases are accounted for under ASC 842. We determine if an arrangement is or contains a lease at inception. Right of use assets represent our right to use the underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Right of use assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. As our leases do not provide an implicit rate and the implicit rate is not readily determinable, we estimate our incremental borrowing rate based on the information available at the measurement date in determining the present value of the lease payments. Right of use assets also exclude lease incentives.

See “Note 2—Leases” in our consolidated financial statements and notes for the fiscal years ended December 31, 2025 and 2024 included in this Amendment.

Share-Based Compensation

We account for share-based compensation expense in accordance with ASC 718. We measure and recognize compensation expense for all stock-based awards based on estimated fair values on the date of the grant, recognized over the requisite service period. For awards that vest solely based on a service condition, we recognize share-based compensation expense on a straight-line basis over the requisite service period. We account for forfeitures in the period in which they occur.

See “Note 2—Share-Based Compensation” in our consolidated financial statements and notes for the fiscal years ended December 31, 2025 and 2024 included in this Amendment.

Foreign Operations and Foreign Currency Translation

The currency of the primary economic environment in which we conduct our operations is the Singapore Dollar (“SGD”). We use SGD as our functional currency. The results of our non-Singaporean subsidiary, whose functional currency is the local currency of the economic environment in which it operates, is translated into SGD in accordance with U.S. GAAP.

See “Note 2—“Foreign Operations Foreign Currency Translation” in our consolidated financial statements and notes for the fiscal years ended December 31, 2025 and 2024 included in this Amendment.

Loss Contingencies

In the future, we may be involved in various legal proceedings, claims, and regulatory, tax or other government inquiries and investigations that arise in the ordinary course of business. Certain of these matters could include claims for substantial or indeterminate amounts of damages. We will record a liability when we believe that a loss is probable, and the amount can be reasonably estimated. If we determine that a loss is reasonably possible and the loss or range of loss can be reasonably estimated, we will disclose the possible loss in the accompanying notes to our consolidated financial statements. If we determine that a loss is reasonably possible, but the loss or range of loss cannot be reasonably estimated, we will state in the accompanying notes to our consolidated financial statements that an estimate of the loss cannot be made.

Quantitative and Qualitative Disclosures about Market Risk

Foreign Exchange Risk

We conduct operations through our Irish subsidiary and we incur expenses and record assets and liabilities in local currencies such as the Euro. We also maintain cash balances in US dollars with major financial institutions in Singapore. Accordingly, fluctuations in foreign currency exchange rates relative to the Singapore Dollar may impact our consolidated financial statements. For the year ended December 31, 2025 and 2024, we reported foreign currency translation gain of approximately S$154 thousand and a loss of approximately S$17 thousand, respectively. We expect that our exposure to loss in future earnings, fair values or cash flows resulting from foreign exchange risk will increase as our operations in Ireland grow and as a result of future sales in other global markets, such as North America and Europe. We have not engaged in the hedging of foreign currency transactions to date, although we may choose to do so in the future.

Recent Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position, results of operations, and cash flows is included in Note 2 to our consolidated financial statements included elsewhere in this Amendment.

We have adopted ASU 2023-07 “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures on January 1, 2024 and the adoption did not have a material impact on our consolidated financial statements. We are currently evaluating the impact of ASU 2023-09 “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” and ASU 2024-03, “Income Statement – Reporting Comprehensive Income – Expenses Disaggregation Disclosures (Subtopic 220-40)” on our consolidated financial statements. Please additionally refer to Note 2 for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the dates of the statement of financial position included in this prospectus.

Emerging Growth Company Status

As defined in Section 102(b)(1) of the JOBS Act, we are an emerging growth company (“EGC”). As such, we will be eligible for and intends to rely on certain exemptions and reduced reporting requirements provided by the JOBS Act, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

We will remain an EGC until the earliest of (1) the last day of its fiscal year during which it has total annual gross revenues of at least US$1.235 billion; (2) the last day of its fiscal year following the fifth anniversary of DMY’s initial public offering; (3) the date on which we have, during the previous three-year period, issued more than US$1.0 billion in non-convertible debt; or (4) the date on which the Company is deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if we have been a public company for at least 12 months and the market value of our Holdco Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of its most recently completed second fiscal quarter.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF DMY

The following discussion and analysis of DMY’s financial condition and results of operations of dMY Squared Technology Group, Inc. (for purposes of this section, “DMY”, “we,” “us” and “our”) should be read in conjunction with the audited financial statements of DMY as of and for the years ended December 31, 2025 and 2024, and the notes thereto, included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing elsewhere in this proxy statement/prospectus.

Overview

Our Company, DMY, is a blank check company incorporated in Massachusetts. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We are an emerging growth company and, as such, we are subject to all of the risks associated with emerging growth companies.

As of December 31, 2025, we had not commenced any operations. All activity for the period from February 15, 2022 (inception) through December 31, 2025 relates to our formation and the Initial Public Offering (as defined below), and since the closing of the Initial Public Offering, the search for a prospective initial business combination. We will not generate any operating revenues until after the completion of our initial business combination, at the earliest. We generate non-operating income from the proceeds derived from the Initial Public Offering.

Our “Sponsor” is dMY Squared Sponsor, LLC, a Delaware limited liability company. The registration statement for our Initial Public Offering was declared effective on September 29, 2022. On October 4, 2022, we consummated our Initial Public Offering of 6,000,000 Units, at $10.00 per Unit, generating gross proceeds of $60.0 million, and incurring offering costs of approximately $3.7 million, of which $2.1 million and approximately $26,000 was for deferred underwriting commissions and offering costs allocated to derivate warrant liabilities, respectively (the “Initial Public Offering”). On October 7, 2022, the underwriter exercised its over-allotment option in part, and on October 11, 2022, the underwriter purchased 319,000 Over-Allotment Units (the “Over-Allotment Units”), generating gross proceeds of approximately $3.2 million. The underwriter waived the remainder of its over-allotment option. We incurred additional offering costs of approximately $156,000 in connection with the underwriter’s partial exercise of its over-allotment option (of which approximately $112,000 was for deferred underwriting fees).

Simultaneously with the closing of the Initial Public Offering, we consummated a private placement of 2,840,000 DMY Private Warrants, at a price of $1.00 per DMY Private Warrant to our Sponsor, generating proceeds of approximately $2.8 million. On October 11, 2022, simultaneously with the issuance and sale of the over-allotment units, we consummated the sale of 44,660 additional DMY Private Warrants generating additional gross proceeds of approximately $45,000.

In addition, concurrently with the closing of the Initial Public Offering, our Sponsor extended an overfunding loan to us in the amount of $900,000 at no interest (the “Initial Overfunding Loan”), to be deposited into our  U.S.-based trust account (the “Trust Account”). On October 11, 2022, simultaneously with the sale of the Over-Allotment Units, our Sponsor extended an additional Overfunding Loan to us in an aggregate amount of $47,850, to be deposited in the Trust Account (the “Additional Overfunding Loan,” together with the Intial Overfunding Loan, the “Overfunding Loans”).

Upon the closing of the Initial Public Offering, the private placement and the Overfunding Loans, approximately $64.1 million ($10.15 per Unit) of the net proceeds of the sale of the Units, the Over-Allotment Units, and the DMY Private Warrants and the proceeds from the Overfunding Loans were initially placed in the Trust Account and were invested in United States government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by us, until the earlier of: (i) the completion of a business combination, (ii) the redemption of Class A common stock of the Company, par value $0.0001 per share (the “Class A Shares” or “Public Shares”) issued as a component of our units in our Initial Public Offering properly submitted in connection with a shareholder vote to amend our Amended and Restated Articles of Organization (the “Charter”) to modify the substance or timing of our of our obligation to redeem 100% of our Public Shares if we do not complete our initial business combination within the period between December 29, 2025 to January 29, 2026 and to allow DMY, without another shareholder vote, by resolution of the board of directors, to elect to further extend such date up to five times for an additional one month each time, until up to June 29, 2026 (such time period, the “Combination Period”) or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, and (iii) our return of the funds held in the Trust Account to our Public Shareholders as part of our redemption of the Public Shares if we do not complete an initial business combination during the Combination Period. At the special meeting on January 2, 2024, our shareholders approved an amendment to the Investment Management Trust Agreement, permitting the trustee to, in a timely manner, upon the written instruction of our company, (i) hold funds uninvested, (ii) hold funds in an interest-bearing bank demand deposit account, or (iii) invest and reinvest the funds in solely United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less, or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act, which invest only in direct U.S. government treasury obligations. The trustee is not permitted to invest in other securities or assets. Investing in our securities is not intended for persons who are seeking a return on investments in government securities or investment securities. Instead, the Trust Account is intended as a holding place for funds pending the use of such funds upon completion of a business combination or distribution upon redemption of our Public Shares. On September 25, 2024, we instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to transfer our Trust Account out of investment in securities into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company, and the account was transferred in March 2025.

In January 2024, the shareholders approved the proposal to amend the Charter and eliminate such Redemption Limitation (as defined below). If a shareholder vote is not required by law and we do not decide to hold a shareholder vote for business or other legal reasons, we will, pursuant to its Charter, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a business combination. If, however, shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or legal reasons, we will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If we seek shareholder approval in connection with a business combination, the initial shareholders agreed to vote their 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares” or the “Class B Shares”) and any Public Shares purchased during or after the Initial Public Offering in favor of a business combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a business combination.

On January 2, 2024, we held a special meeting of its shareholders to extend the date by which we had to consummate our initial business combination (the “First Extension”), from January 4, 2024 to January 29, 2024 and to allow us, without another shareholder vote, by resolution of the board of directors, to elect to further extend such date up to twenty-three times for an additional one month each time, until up to December 29, 2025, only if our Sponsor or its designee would deposit into the Trust Account as a loan, (i) on or before January 4, 2024, with respect to the initial extension, an amount of $41,667, and (ii) one business day following the public announcement by us disclosing that the board of directors has determined to implement an additional monthly extension, with respect to each such additional extension, an amount of $50,000. In connection with the shareholder approval of the First Extension, an aggregate of 3,980,414 Public Shares were redeemed for an aggregate of approximately $42.0 million on January 4, 2024. Our board of directors elected to use all twenty-three monthly extensions and, accordingly, Harry You made an aggregate of $1,191,667 of contributions to the Trust Account.

Additionally, on January 2, 2024, we issued a non-interest bearing “Convertible Note” to Harry You with a principal amount up to $1.75 million in connection with Contributions that Mr. You may make to the Trust Account and for working capital purposes. The Convertible Note bears no interest and is repayable on the earlier of: (i) the date on which we consummate an initial business combination and (ii) the liquidation date. If we do not consummate a business combination before the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of our initial business combination, up to $1,500,000 of the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.00 per warrant, at the option of Mr. You.

On December 15, 2025, our shareholders approved a further amendment to the Charter to extend the date by which we have to consummate our initial business combination (the “Second Extension”), from December 29, 2025 to January 29, 2026 and to allow DMY, without another shareholder vote, by resolution of the board of directors, to elect to further extend such date up to five times for an additional one month each time, until up to June 29, 2026. No further contributions are required in connection with the Second Extension. In connection with the shareholder approval of the Second Extension, an aggregate of 12,599 Public Shares were redeemed for an aggregate of approximately $147,778. As of the date of this Annual Report, the board of directors has extended the Combination Period, monthly, through March 29, 2026.

In connection with the shareholder meeting to approve the First Extension, our shareholders also approved proposals to (1) amend the Charter to provide for the right of a holder of Class B Shares to convert their Class B Shares into Class A Shares on a one-for-one basis at any time and from time to time at the election of the holder; (2) amend the Charter to eliminate from the Charter (i) the limitation that we may not redeem Public Shares in an amount that would cause our net tangible assets to be less than $5,000,001 and (ii) the limitation that we will not consummate a business combination unless we have net tangible assets of at least $5,000,001 (collectively, the “Redemption Limitation”); (3) amend the Charter to permit the board of directors, in its sole discretion, to elect to wind up our operations at any time, as determined by the board and included in a public announcement (the “Liquidation Amendment”); and (4) amend the Trust Agreement to reflect the amendments to the Charter. In connection with the shareholder meeting to approve the Second Extension, our shareholders also approved a proposal to amend the Trust Agreement to reflect the Second Extension.

If we are unable to complete a business combination within the Combination Period of March 29, 2026 or as extended to June 29, 2026, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem one hundred percent (100%) of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to us to pay our taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to our obligations under the MBCA to provide for claims of creditors and other requirements of applicable law.

Tax Withdrawals from Trust Account

In January 2024 and April 2024, we withdrew a total of approximately $1.9 million of funds from the Trust Account for purposes of payment of tax liabilities and tax estimates, and such funds were deposited into our operating account. Funds representing interest earned on the amounts held in the Trust Account are permitted to be withdrawn from the Trust Account for the payment of taxes under the Charter and the terms of the Trust Agreement. On April 17, 2024, we paid approximately $0.89 million for 2023 taxes, leaving approximately $0.97 million remaining to be used for upcoming tax estimates. We used approximately $0.69 million of the balance of the withdrawn funds for the payment of general operating expenses. Management determined that the use of funds was not in accordance with the Trust Agreement, and, in March 2025, our Sponsor contributed approximately $0.73 million to us representing the amount of such operating expenses plus approximately $0.04 million in respect of interest that would have been earned on the remaining amount of approximately $0.97 million for the period from the original withdrawals to the date of the contribution. We paid an aggregate of approximately $0.75 million for such tax obligations on March 21, 2025. On March 25, 2025, we re-contributed to the Trust Account approximately $0.22 million of the remaining amounts not used for payment of taxes plus approximately $0.04 million in respect of interest that would have been earned had such funds remained in the Trust Account.

Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (H.R. 5376) (the “IRA”) was signed into federal law. The IR Act provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e. U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations (each, a “Covered Corporation”) occurring on or after January 1, 2023 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. For purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year, subject to certain exceptions.

The U.S. Department of Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. On June 28, 2024, the Treasury issued final regulations addressing the procedural aspects of the Excise Tax reporting and payment, and on November 24, 2025, the Treasury issued final regulations that provide substantive operating rules and computation for the Excise Tax.

Under the final regulations, redemptions of our Public Shares in January 2024 and December 2025 in connection with the First Extension and Second Extension are subject to the Excise Tax. Failure to timely pay the obligation in full would subject us to additional interest and penalties. In December 2025, the Company filed its excise tax return related to the January 2024 Redemption and paid an aggregate of approximately $570,000, consisting of approximately $420,000 of Excise Tax in connection with the First Extension and approximately $150,000 of related penalties and interest. The Excise Tax attributable to the January 2024 Redemption was recorded as a charge to accumulated deficit in accordance with ASC 480-10-S99-3A, while the related penalties and interest were recorded within general and administrative expenses in the accompanying statements of operations. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 3, 2025, the applicability of the Excise Tax to such redemptions was uncertain at 2024 year-end due to pending regulatory guidance and other factors. In 2025, based on additional guidance and analysis, management concluded that recognition of the obligation was appropriate.

The redemptions in connection with the Second Extension in December 2025 totaled $147,778, which did not exceed the $1 million de minimis threshold. Accordingly, no excise tax expense was incurred for the year ended December 31, 2025.

Transfer of Listing

Pursuant to NYSE American Rules Section 119(b), we were required to complete our initial business combination within 36 months of the effective date of our Initial Public Offering registration statement, which date was September 29, 2025. Because we did not complete our initial business combination by such date, the trading of our DMY Class A Shares, DMY Public Warrants, and DMY Units was suspended at the closing of business on September 29, 2025, and our securities were removed from listing and registration on NYSE American exchange.

We began trading our Class A common stock and Public Warrants on the OTCQB Market and our DMY Units on the OTCID Market, each operated by The OTC Market Systems (the “OTC Market”), under the symbols “DMYY”, “DMYYW”, and “DMYYU”, respectively, effective at the open of trading on September 30, 2025.

We remain a reporting entity under the Securities Exchange Act of 1934, as amended, with respect to continued disclosure of financial and operational information. However, there may be a very limited market in which our securities are traded, and the trading price of our securities may be adversely affected. We can provide no assurance that our securities will continue to trade on the OTC Market, whether broker-dealers will continue to provide public quotes of our securities on the OTC Market, or whether the trading volume of our securities will be sufficient to provide for an efficient trading market for existing and potential holders of our securities.

Proposed Business Combination with Horizon

On September 9, 2025, we entered into the Business Combination Agreement with Holdco, Horizon, Merger Sub 1, and Merger Sub 2. Pursuant to the Business Combination Agreement, (i) Holdco was converted from a Singapore private company to a Singapore public company and was renamed “Horizon Quantum Holdings Ltd.”, (ii) the Amalgamation will occur, whereby Horizon and Merger Sub 1 will amalgamate, with Horizon surviving as a wholly-owned subsidiary of Holdco, and (iii) the SPAC Merger will occur whereby Merger Sub 2 will merge with and into DMY, with DMY surviving as a wholly-owned subsidiary of Holdco. The consummation of the Proposed Business Combination will result in DMY’s and Horizon’s securityholders becoming securityholders of Holdco, which will become a public company.

Horizon is in the business of developing operating systems software and software development tools for quantum computing and related services.

The Business Combination Agreement and the Business Combination were unanimously approved by the boards of directors of each of DMY and Horizon. The closing of the Business Combination is subject to the receipt of the required approvals by DMY’s and Horizon’s shareholders and the satisfaction of other customary closing conditions, including the requirement to meet a minimum cash condition of $45 million plus transaction expenses.

In connection with the Business Combination, concurrently with the execution of the Business Combination Agreement, DMY, the Sponsor, Holdco and Horizon entered into a voting support agreement. Also concurrently with the execution of the Business Combination Agreement, DMY and Holdco entered into voting support agreements with Horizon and all shareholders of Horizon.

On December 4, 2025, in connection with the Business Combination, DMY, Holdco, and Horizon entered into PIPE Subscription Agreements, which were subsequently amended on March 9, 2026, with the PIPE Investors. Pursuant to the PIPE Subscription Agreements, as of December 31, 2025, Holdco agreed to issue and sell, and the PIPE Investors agreed to subscribe for and purchase, in a private placement, an aggregate investment of approximately $110.4 million of PIPE Shares, at a per share price equal to the redemption price. Subsequent to December 31, 2025, additional investors entered into subscription agreements increasing the aggregate PIPE commitment to approximately $111.9 million. The PIPE Investors may elect to satisfy their commitments through Class A Shares purchased in the open market or held prior to March 9, 2026.

The PIPE Investment is expected to close substantially concurrently with the closing of the Business Combination, subject to the satisfaction of certain closing conditions set forth in the PIPE Subscription Agreements. We have engaged a financial advisor in connection with the Business Combination and related financing transactions. The advisor is entitled to transaction-based compensation contingent only upon completion of the Business Combination.

In connection with the PIPE Subscription Agreement, on December 4, 2025, Holdco, DMY, Horizon and IonQ, one of the PIPE Investors, entered into the IonQ Side Letter, as subsequently amended on March 9, 2026, which provides certain commercial and governance rights commensurate with IonQ’s strategic investment in Horizon, including the right to select one director to serve on the board of directors of Holdco, subject to certain independence and approval requirements, an 18-month lock-up on IonQ’s PIPE Shares, and certain notice and information rights for so long as IonQ maintains specified ownership thresholds.

On February 17, 2026, the SEC declared effective the registration statement on Form F-4 (333-292737) filed by Holdco and Horizon in connection with the Proposed Business Combination. On the same day, DMY filed its Definitive Proxy Statement and began mailing the Definitive Proxy Statement to its shareholders of record as of February 6, 2026. A special meeting of DMY’s shareholders was held on March 17, 2026. At the special meeting, DMY shareholders approved the Proposed Business Combination and related matters. If the closing conditions are satisfied or waived, we currently expect the closing to occur in March 2026. However, there can be no assurance that the Business Combination will be consummated on the currently anticipated timeline, or at all, as the closing remains subject to various conditions, including the level of stockholder redemptions and necessary regulatory approvals.

The Business Combination Agreement and related agreements are further described in our Current Report on Form 8-K filed with the SEC on September 9, 2025, and our Definitive Proxy Statement filed with the SEC on February 17, 2026, as supplemented on March 6, 2026. The PIPE Subscription Agreements, IonQ Side Letter, and related agreements are further described in our Current Reports on Form 8-K filed with the SEC on December 5, 2025, and March 9, 2026. Other than as specifically discussed, this Annual Report does not assume the closing of the Proposed Business Combination or the transactions contemplated by the Business Combination Agreement.

Conversion of Founder Shares

On September 15, 2025, the Sponsor distributed 416,266 Founder Shares to one of its members, pro rata, for no consideration. Such shares were then converted on a one-for-one basis into DMY Class A Shares and donated to charity. As a result, as of the date of this Annual Report, the Sponsor owns an aggregate of 1,163,484 Founder Shares in the form of DMY Class B Shares and other holders of Founder Shares hold an aggregate of 416,266 Founder Shares in the form of DMY Class A Shares.

Liquidity and Capital Resources; Going Concern Consideration

As of December 31, 2025, we had minimal cash and working capital deficit of approximately $8.2 million. Further, we have incurred and expected to continue to incur significant costs in pursuit of our acquisition plans.

Prior to the consummation of the Initial Public Offering, our liquidity needs were satisfied through the payment of $25,000 from our Sponsor to purchase Founder Shares and a loan under the note in the amount of approximately $145,000 (the “Note”). We fully repaid the Note balance on October 4, 2022. The Note was no longer available to us after closing of our Initial Public Offering. Subsequent to the closing of the Initial Public Offering and the partial exercise of the over-allotment option granted to our underwriters, our liquidity needs have been satisfied through the net proceeds from the consummation of the Initial Public Offering and the private placement held outside of the Trust Account and advances from related parties (approximately $2.4 million in advances outstanding as of December 31, 2025).

In addition, in order to provide the Contribution and to finance transaction costs in connection with a business combination, we issued the Convertible Note to an affiliate of the Sponsor with a principal amount up to $1.75 million on January 2, 2024 as discussed above. As of December 31, 2025, we had an outstanding amount of $1,191,667 under the Convertible Note. All proceeds received under the Convertible Note were contributed into the Trust Account.

In connection with our management’s assessment of going concern considerations in accordance with FASB ASC 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” our management has determined that the liquidity condition, mandatory liquidation, should a business combination not occur, and potential subsequent dissolution raises substantial doubt about our ability to continue as a going concern through the earlier of the liquidation date of March 29, 2026 or the completion of the initial business combination. There is no assurance that our plans to consummate the Business Combination with Horizon or any other business combination will be successful or successful within the Combination Period. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Global economic conditions remain subject to significant uncertainty and volatility resulting from a combination of changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations. Ongoing and escalating military conflicts, including the conflict between Russia and Ukraine and conflicts in the Middle East, as well as the risk of further escalation or expansion of such conflicts, have contributed to heightened geopolitical instability and increased uncertainty in global markets.

These conditions have adversely affected, and may continue to adversely affect, global economic activity through, among other things, disruptions to energy and commodity markets, volatility in foreign exchange and capital markets, supply chain dislocations, increased cybersecurity risks, and reduced cross-border trade and investment. In addition, elevated interest rates, inflationary pressures, tightening credit conditions, and concerns regarding sovereign debt and fiscal stability in various jurisdictions have contributed to increased volatility and reduced liquidity in global financial markets.

The extent and duration of these conditions remain uncertain, and the ultimate impact on the global economy, financial markets, and business confidence cannot be predicted. Continued or worsening geopolitical tensions, adverse macroeconomic developments, or additional policy or regulatory responses could adversely affect our ability to complete the Proposed Business Combination with Horizon, or any other business combination.

We are a Covered Corporation, as that term is used in the IR Act, and expect to be subject to the Excise Tax in connection with our initial business combination. We expect that the closing of the Proposed Business Combination with Horizon and the redemption event in connection with such business combination will both occur during 2026, and, accordingly, that we will be subject to the Excise Tax. The extent of the Excise Tax that may be incurred would depend on a number of factors, including (i) the fair market value of the Class A Shares redeemed, (ii) the extent such redemptions could be treated as dividends and not repurchases, (iii) the nature and amount of the equity issued, if any, by DMY within the same taxable year of the redemption treated as a repurchase of stock, and (iv) the content of any other guidance from the U.S. Department of the Treasury. As noted above, the Excise Tax is imposed on the repurchasing corporation itself, not the shareholders from which shares are repurchased. The imposition of the Excise Tax could reduce the amount of cash available on hand to complete a business combination or to effect the redemptions of Class A Shares and thus may affect our ability to complete a business combination.

Results of Operations

Our entire activity from February 15, 2022 (inception) through December 31, 2025 is related to our formation and the preparation for our Initial Public Offering, and since the closing of our Initial Public Offering, the search for a prospective initial business combination. We will not generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of investment income from the Trust Account. We will continue to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. Additionally, we recognize non-cash gains and losses within other income (expense) related to changes in recurring fair value measurement of our derivative liabilities at each reporting period.

For the year ended December 31, 2025, we had net loss of approximately $17.8 million, which consisted of approximately $4.4 million of general and administrative expenses (of which $120,000 was for administrative expenses paid to our Sponsor and approximately $3.1 million was for merger expenses) and approximately $163,000 of federal and state tax expenses, and approximately $14.3 million of loss from change in fair value of the derivative warrant liabilities, partially offset by approximately $1.1 million of interest income from operating account and cash and investments held in the Trust Account.

For the year ended December 31, 2024, we had net loss of approximately $819,000, which consisted of approximately $1.1 million of general and administrative expenses (of which $120,000 was for administrative expenses paid to our Sponsor), approximately $482,000 of federal and state tax expenses, and approximately $544,000 of gain from change in fair value of the derivative warrant liabilities. partially offset by approximately $1.3 million of interest income from operating account and investments held in the Trust Account.

Contractual Obligations

Administrative Services Agreement

On October 4, 2022, we entered into an agreement pursuant to which we agreed to pay our Sponsor $10,000 per month for office space, administrative and support services. Upon completion of a business combination or our liquidation, we will cease paying these monthly fees. We recorded $120,000 in connection with such fees during each of the years ended December 31, 2025 and 2024 in the accompanying statements of operations. We recorded an outstanding balance of $310,000 and $190,000 as of December 31, 2025 and December 31, 2024, respectively in connection with such fees in accrued expenses in the accompanying balance sheets.

Our Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our Sponsor, executive officers or directors, or our or their affiliates.

Registration Rights

The holders of Founder Shares, DMY Private Warrants and warrants that may be issued upon conversion of working capital loans and the Contributions (and any shares of common stock issuable upon the exercise of the DMY Private Warrants or warrants issued upon conversion of the Working Capital Loans and the Contributions and upon conversion of the Founder Shares and the Overfunding Loans), will be entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to an underwriting discount of $0.14 per Unit, or approximately $0.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per Unit, or $2.1 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.

The underwriter was entitled to an additional fee of approximately $45,000, which was paid upon closing of the over-allotment option, and approximately $112,000 in deferred underwriting commissions in connection with the consummation of the underwriter’s partial exercise of its over-allotment option.

Overfunding Loans

Simultaneously with the closing of the Initial Public Offering, the Sponsor extended the Overfunding Loan to the Company in an aggregate amount of $900,000. On October 11, 2022, simultaneously with the sale of the Over-Allotment Units, the Sponsor extended the Additional Overfunding Loan to the Company in an amount of $47,850, for an aggregate outstanding principal amount of $947,850 to be deposited in the Trust Account. Upon the closing of the initial business combination, the Overfunding Loans will be repaid or converted into DMY Class A Shares at a conversion price of $10.00 per share (or a combination of both), at the Sponsor’s discretion. If the Company does not complete an initial business combination, it will not repay the Overfunding Loans from amounts held in the Trust Account, and its proceeds will be distributed to the Public Shareholders; however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account to do so.

Convertible Promissory Note

In connection with the Contribution and advances our Sponsor may make in the future to our Company for working capital expenses, on January 2, 2024, we issued a Convertible Note to an affiliate of our Sponsor with a principal amount up to $1.75 million. The Convertible Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of our initial business combination, or (b) the date of our liquidation. If we do not consummate an initial business combination by the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of our initial business combination, up to $1,500,000 of the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.00 per warrant, at the option of the Sponsor. Such warrants will have terms identical to the Private Placement Warrants.

As of December 31, 2025 and 2024, we had an outstanding amount of $1,191,667 and $641,667 under the Convertible Note, respectively. All proceeds received under the Convertible Note were contributed into the Trust Account.

The option to convert the Convertible Note into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in our statements of operations each reporting period until the Convertible Note is repaid or converted. As of December 31, 2025 and 2024, the fair value of the embedded conversion option was de minimis.

Critical Accounting Estimates

The preparation of the financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Warrant Liabilities

The warrants issued in connection with Public Warrants and the Private Placement Warrants were recognized as derivative liabilities in accordance with ASC 815. Accordingly, we recognized the warrant instruments as liabilities at fair value and will adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value will be recognized in the statements of operations. The fair value of the Public Warrants and Private Placement Warrants were initially measured at fair value using the Black-Scholes model and the Monte Carlo simulation model, respectively. Beginning in December 2022, the fair value of Public Warrants has been measured based on the listed market price of such Public Warrants. The estimated fair value of the Private Placement Warrants was subsequently determined using the Monte Carlo simulation method with Level 3 inputs. The determination of the fair value of the derivative warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly.

Off-Balance Sheet Arrangements and Contractual Obligations

As of December 31, 2025, we did not have any off-balance sheet arrangements as defined in Item 303(b)(1) of Regulation S-K and did not have any commitments or contractual obligations.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

As an “emerging growth company”, we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our Initial Public Offering or until we are no longer an “emerging growth company,” whichever is earlier.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND FOOTNOTES

For the period from August 26, 2025 (inception) to December 31, 2025

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Horizon Quantum Holdings Ltd. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Horizon Quantum Holdings Ltd and its subsidiaries (the “Group”) as of December 31, 2025, and the related Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Deficit and Consolidated Statements of Cash Flows for the period ended December 31 2025 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and the results of its operations and its cash flows for the period ended December 2025 in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2025.

/s/ PKF Littlejohn LLP

PCAOB Registration Number 2814

London, England

Date: April 14, 2026

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	December 31, 2025
ASSETS
Current assets
Deposits	S$	20,000
Amounts due from a shareholder		1
Total current assets		20,001
TOTAL ASSETS	S$	20,001

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Amount due to related parties	S$	127,851
Total current liabilities		127,851
TOTAL LIABILITIES	S$	127,851

STOCKHOLDERS’ DEFICIT
Ordinary share, 1 authorized; 1 issued and outstanding as of December 31, 2025	S$	1
Accumulated deficit		(107,851)
TOTAL STOCKHOLDERS’ DEFICIT	S$	(107,850)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	S$	20,001

The accompanying notes are an integral part of these audited financial statements.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE PERIOD AUGUST 26, 2025 (INCEPTION)

THROUGH DECEMBER 31, 2025

	August 26 to December 31, 2025

Revenue	S$	-
Operating expenses:
General and administrative		(107,851)
Total operating expenses		(107,851)
Loss from operations	S$	(107,851)
Income tax expenses		-
Net loss	S$	(107,851)

Weighted average number of ordinary shares outstanding		1
Basic and diluted net loss per ordinary share	S$	(107,851)

Comprehensive income for the period is S$(107,851).

The accompanying notes are an integral part of these audited financial statements.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR THE PERIOD AUGUST 26, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

				Accumulated		Total Stockholders’
	Ordinary Shares	Amount		Deficit		Deficit
Balance as of August 26, 2025 (inception)	-	S$	-	S$	-	S$	-
Issuance of ordinary shares	1		1		-		1
Net loss	-		-		(107,851)		(107,851)
Balance as of December 31, 2025	1	S$	1	S$	(107,851)	S$	(107,850)

The accompanying notes are an integral part of these audited financial statements.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD AUGUST 26, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

	August 26 to December 31, 2025
Cash flows from operating activities
Net loss	S$	(107,851)
Changes in operating assets and liabilities:
Deposits		(20,000)
Amounts due from a shareholder		(1)
Amount due to related parties		127,851
Net cash used in operating activities		(1)
Cash flows from financing activities
Proceeds from issuance of ordinary share		1
Net cash provided by financing activities		1

Net change in cash		-
Cash, beginning of period		-
Cash, end of period	S$	-

The accompanying notes are an integral part of these audited financial statements.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

Notes to the Financial Statements

1.	DESCRIPTION OF BUSINESS

Horizon Quantum Holdings Ltd. (formerly known as Rose Holdco Pte. Ltd.) (the “Company”) was incorporated in the Republic of Singapore on August 26, 2025. The company was formed for the purpose of effecting a merger between Horizon Quantum Computing Pte. Ltd. (“Horizon”), dMY Squared Technology Group, Inc. (“dMY”) and certain other affiliated entities through a series of transactions (the “Business Combination”) and it has not conducted any activities other those incidental to its formation and the transactions contemplated by the business combination agreement. As a result of the Business Combination, Horizon will become a wholly-owned, direct subsidiary of the Company.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Rose Acquisition Pte. Ltd. and Horizon Merger Sub 2, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation

The accompanying financial statements are presented in Singapore dollars, denoted as S$, which is also the Company’s functional currency and have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the accounting rules and regulations of the SEC. References to GAAP issued by the FASB in these accompanying notes to the financial statements are to the FASB Accounting Standards Codification (“ASC”).

Deposits

Deposits paid represent refundable amounts advanced to vendors in connection with certain contractual arrangements. These deposits are intended to secure the Company’s obligations under the related arrangements and are refundable upon the termination of the agreements and do not represent prepaid consideration for services received.

Receivables

Receivables due from a shareholder are recognized when the Company has a contractual or legal right to receive cash or other consideration from a shareholder. They are classified as current assets on the statement of financial position based on the terms. Receivables are recognized at transaction value less allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the carrying value less estimated losses current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. The allowance for credit losses were not significant as of December 31, 2025.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

Notes to the Financial Statements

General and Administrative Expenses

General and administrative expenses consist primarily of professional and advisory fees in connection with the Business Combination and company formation related activities. These are expensed as incurred and included within operating expenses in the consolidated statements of operations.

Use of Estimates

The preparation of the accompanying financial statements in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate is the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Segment Information

ASC 280, “Segment Reporting” (“ASC 280”), defines operating segments as components of an enterprise where discrete financial information is available that is evaluated regularly by the chief operating decision-maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company operates as a single operating segment. The Company’s CODM is the President, who has ultimate responsibility for the operating performance of the Company and the allocation of resources. The CODM uses cash flows as the primary measure to manage the business and does not segment the business for internal reporting or decision making.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution and notes receivables. Cash accounts in a financial institution may at times exceed the Federal Depository Insurance Corporation limit. There was no cash and cash equivalent balance as at December 31, 2025.

Recent Accounting Pronouncements Not Yet Adopted

The Company has evaluated recently issued accounting pronouncements and has determined that none are expected to have a material impact on its financial statements. The Company will adopt new standards on their respective effective dates.

Fair Value Measurement

The Company’s assets consist of receivables due from a shareholder while liabilities consist of payables that qualify as financial instruments under ASC 820, “Fair Value Measurements and Disclosure”. The receivables and payables approximate fair value because of the short-term nature of the instrument.

Liquidity and Going Concern

For the period from August 26, 2025 (inception) through December 31, 2025, the Company has not generated revenue and reported a net loss of S$107,851. As of December 31, 2025, the Company had an aggregate cash of $-0- and a net working capital deficit of S$107,851.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

Notes to the Financial Statements

The Company assesses its liquidity in terms of its ability to generate adequate amounts of cash to meet current and future needs. Its expected primary uses of cash on a short and long-term basis are for working capital requirements, business acquisitions and other liquidity needs. The Company’s management expects that future operating losses and negative operating cash flows may increase from historical levels because of additional costs and expenses related to the business operations. As previously disclosed, these conditions raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements were issued.

The primary objective of the Company’s capital management is to ensure that it maintains sound capital position in order to support its business and maximize shareholder’s value. On March 19, 2026, the Company consummated the previously announced business combination (the “Business Combination”) with dMY Squared Technology Group, Inc. (“dMY”). Upon closing of the Business Combination, the Company will continue as the holding company of the group and will be a publicly traded entity. The closing of the Business Combination provides the group with gross proceeds of approximately US$120 million, consisting of funds held in dMY’s trust account (after redemptions) and proceeds from a concurrent PIPE financing. Accordingly, management has concluded that the conditions that previously raised substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

The Company’s future capital requirements will depend on many factors, including the Company’s timing of the consummation of the Business Combination. In order to finance these opportunities, the Company will need to raise additional financing. While there can be no assurances, the Company intends to raise such capital through issuances of additional common units. If additional financing is required from outside sources, the Company may not be able to raise such capital on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

3.	RELATED PARTY TRANSACTIONS

Due from Shareholder

As of December 31, 2025, the Company had an amount receivable from a shareholder of S$1, which is presented as current assets on the accompanying balance sheet. The receivable is non-interest-bearing and due on demand.

Related Party Liabilities

As of December 31, 2025, the Company had S$127,851 payable to Horizon Quantum Computing Pte. Ltd., an operating entity that is under common control with the Company. The entity is not consolidated in the Company’s consolidated financial statements as the Company did not have a controlling financial interest during the periods presented. The amounts payable represent working capital support in connection with the Business Combination and company formation related activities. Upon consummation of the Business Combination, the related party is expected to become a consolidated subsidiary of the Company and the related party balances are expected to be eliminated in consolidation.

HORIZON QUANTUM HOLDINGS LTD. AND ITS SUBSIDIARIES

Notes to the Financial Statements

4.	STOCKHOLDERS’ EQUITY

Ordinary Shares

As of December 31, 2025, the authorized share capital of the Company consists of 1 ordinary share with a total share value of S$1. The holder of ordinary share is entitled to receive dividends as declared from time to time and is entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

5.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may become involved in various lawsuits and legal proceedings. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the financial position or results of operations of the Company.

6.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2025, the date of these financial statements, through the date on which the financial statements were issued (the “Issuance Date”), for events requiring recording or disclosure in the financial statements as of and for the year ended December 31, 2025. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below.

On March 19, 2026, the Company consummated the previously announced business combination (the “Business Combination”) with dMY Squared Technology Group, Inc. (“dMY”). Upon closing of the Business Combination, the Company will continue as the holding company of the group and will be a publicly traded entity. On March 20, 2026, the Company’s Class A ordinary shares and warrants commenced trading on Nasdaq under the ticker symbols “HQ” and “HQWWW” respectively. The Closing of the Business Combination provides the group with gross proceeds of approximately US$120 million, consisting of funds held in dMY’s trust account (after redemptions) and proceeds from a concurrent PIPE financing.

On March 31, 2026, the Company and IonQ Quantum, Inc (“IonQ”) entered into a Quantum Systems Agreement, pursuant to which, the Company purchased, among other things, a dedicated trapped-ion quantum computing system from IonQ for an aggregate consideration of US$35 million. IonQ will procure, construct, install, and verify a trapped-ion quantum computing system meeting specified performance benchmarks and install it in a data center designated and operated by the Company.

HORIZON QUANTUM COMPUTING PTE. LTD.

AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

AND FOOTNOTES

DECEMBER 31, 2025 AND 2024

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

TABLE OF CONTENTS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of Horizon Quantum Computing Pte. Limited and subsidiary

Opinion on the Consolidated Financial Statements

We have audited the accompanying Consolidated Balance Sheets of Horizon Quantum Computing Pte. Ltd and its subsidiary (the “Group”) as of December 31, 2025, and the related Consolidated Statements of Operations and Comprehensive Loss, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for each of the two years in the period ended December 31 2025 and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2025 and the results of its operations and its cash flows for the period ended December 2025 in conformity with the accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.

As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Group’s auditor since 2025.

/s/ PKF Littlejohn LLP

PCAOB Registration Number 2814

London, England

Date: April 14, 2026

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,	December 31,
	2024	2025	2025
	SGD	SGD	USD
ASSETS
Current assets
Cash and cash equivalents	6,624,506	286,677	222,939
Receivables, net	150,000	-	-
Prepaid and other current assets	1,242,134	959,760	746,372
Total current assets	8,016,640	1,246,437	969,311

Property and equipment, net	3,019,348	4,121,089	3,204,829
Intangible assets, net	34,353	29,018	22,566
Right-of-use assets	735,067	591,491	459,982
Security deposits	95,096	225,181	175,115
TOTAL ASSETS	11,900,504	6,213,216	4,831,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Derivative liabilities - SAFE	-	8,238,603	6,406,878
Other payables	702,609	3,346,689	2,602,604
Operating lease liabilities	356,611	509,248	396,025
Total current liabilities	1,059,220	12,094,540	9,405,507

Operating lease liabilities, non current	452,014	114,344	88,921
TOTAL LIABILITIES	1,511,234	12,208,884	9,494,428

STOCKHOLDERS’ EQUITY
Seed Preferred Shares, 2,500,000 authorized; 2,500,000 issued and outstanding as of December 31, 2024 and December 31, 2025	1,150,000	1,150,000	894,315
Seed Plus Preferred Shares, 2,936,828 authorized; 2,936,828 issued and outstanding as of December 31, 2024 and December 31, 2025	3,349,184	3,349,184	2,604,545
Series A Preferred Shares, 2,586,522 authorized; 2,586,522 issued and outstanding as of December 31, 2024 and December 31, 2025	24,362,849	24,362,849	18,946,146
Ordinary Shares, 8,000,000 authorized; 8,000,000 issued and outstanding as of December 31, 2024 and December 31, 2025	5,000	5,000	3,888
Additional paid-in capital	3,011,966	9,538,520	7,417,777
Accumulated deficit	(21,480,142)	(44,545,818)	(34,641,744)
Accumulated other comprehensive (loss) income	(9,587)	144,597	112,448
TOTAL STOCKHOLDERS’ EQUITY	10,389,270	(5,995,668)	(4,662,625)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	11,900,504	6,213,216	4,831,803

The accompanying notes are an integral part of these consolidated financial statements.

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	December 31,
	2024	2025	2025
	SGD	SGD	USD
Revenue	360,000	50,000	38,883

Operating Expenses:
Research and development	3,458,218	10,696,318	8,318,157
Selling and marketing	986,566	1,785,364	1,388,416
General and administrative	2,911,370	8,572,643	6,666,648
Depreciation and amortization	855,249	1,053,012	818,891
Total operating expenses	8,211,403	22,107,337	17,192,112
Loss from operations	(7,851,403)	(22,057,337)	(17,153,229)

Other income and (expense):
Interest expense	(49,457)	(11,954)	(9,296)
Other income	124,085	107,142	83,321
Change in fair value of derivative liabilities	-	(658,218)	(511,873)
Foreign exchange (loss) gain	293,601	(445,309)	(346,301)
Income tax expense	-	-	-
Net loss	(7,483,174)	(23,065,676)	(17,937,378)

Basic and diluted weighted average shares outstanding, Ordinary and Preferred shares combined, Basic and diluted	16,023,350	16,023,350	16,023,350
Basic and net (loss) income per Ordinary and Preferred shares combined, Basic and diluted	(0.47)	(1.44)	(1.12)

The accompanying notes are an integral part of these consolidated financial statements.

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	December 31,
	2024	2025	2025
	SGD	SGD	USD
Net loss	(7,483,174)	(23,065,676)	(17,937,378)
Other comprehensive loss:
Foreign currency translation adjustment	(17,185)	154,184	119,904
Comprehensive loss	(7,500,359)	(22,911,492)	(17,817,474)

The accompanying notes are an integral part of these consolidated financial statements.

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

	Seed Preference Shares		Seed Plus Preference Shares		Series A Preference Shares		Ordinary Shares		Additional paid-in	Other Comprehensive	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	capital	income	deficit	Equity
Balance as at January 1, 2024	2,500,000	1,150,000	2,936,828	3,349,184	2,586,522	24,362,849	8,000,000	5,000	2,852,525	7,598	(13,996,968)	17,730,188
Translation adjustment	-	-	-	-	-	-	-	-	-	(17,185)	-	(17,185)
Shared-based payment reserve	-	-	-	-	-	-	-	-	159,441	-	-	159,441
Loss for the year	-	-	-	-	-	-	-	-	-	-	(7,483,174)	(7,483,174)
Balance at December 31, 2024	2,500,000	1,150,000	2,936,828	3,349,184	2,586,522	24,362,849	8,000,000	5,000	3,011,966	(9,587)	(21,480,142)	10,389,270
Translation adjustment	-	-	-	-	-	-	-	-	-	154,184	-	154,184
Shared-based payment reserve	-	-	-	-	-	-	-	-	6,526,554	-	-	6,526,554
Loss for the year	-	-	-	-	-	-	-	-	-	-	(23,065,676)	(23,065,676)
Balance at December 31, 2025	2,500,000	1,150,000	2,936,828	3,349,184	2,586,522	24,362,849	8,000,000	5,000	9,538,520	144,597	(44,545,818)	(5,995,668)
Balance at December 31, 2025 (USD)	2,500,000	894,315	2,936,828	2,604,545	2,586,522	18,946,146	8,000,000	3,888	7,417,777	112,448	(34,641,744)	(4,662,625)

The accompanying notes are an integral part of these consolidated financial statements.

HORIZON QUANTUM COMPUTING PTE. LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 and 2024

	For the year ended December 31,
	2024	2025	2025
	SGD	SGD	USD
Cash flows from operating activities
Loss for the period	(7,483,174)	(23,065,676)	(17,937,378)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	849,482	1,047,676	814,742
Share based payment	159,441	6,526,554	5,075,476
Change in fair value of derivative liabilities	-	658,218	511,873
Unrealized foreign currency transaction (gain) loss	(257,154)	426,042	331,317
Amortization	5,687	5,335	4,149
Changes in operating assets and liabilities:
Accounts receivable	(150,000)	150,000	116,650
Other payables	504,431	1,884,968	1,465,875
Lease liability	(286,175)	(388,918)	(302,448)
Prepaid expenses and other assets	(771,643)	(375,844)	(292,281)
Net cash used in operating activities	(7,429,105)	(13,131,645)	(10,212,025)

Cash flows from investing activities
Purchase of property and equipment	(2,733,466)	(514,711)	(400,273)
Purchase of intangible assets and trademarks	(436)	-	-
Net cash used in investing activities	(2,733,902)	(514,711)	(400,273)

Cash flows from financing activities
Proceeds from issuance of SAFE notes	-	7,580,385	5,895,003
Net cash provided by financing activities	-	7,580,385	5,895,003
Effect of exchange rate changes on cash	275,502	(271,858)	(211,414)
Net (decrease) increase in cash and cash equivalents	(9,887,505)	(6,337,829)	(4,928,709)
Cash and cash equivalents at beginning of period	16,512,011	6,624,506	5,151,648
Cash and cash equivalents at end of period	6,624,506	286,677	222,939

The accompanying notes are an integral part of these consolidated financial statements.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

1.	DESCRIPTION OF BUSINESS

Horizon Quantum Computing Pte. Ltd. (the “Company”) is incorporated in the Republic of Singapore. The Company focuses on developing software tools that simplify and accelerate the creation of applications for quantum computers and also provide quantum computing services on an individual basis. The Company’s flagship product, Triple Alpha, is a web-based integrated development environment (IDE) that allows developers to write quantum software using familiar classical programming languages. The Software enables software developers without prior quantum experience to harness the power of quantum computing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The Company’s consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Horizon Quantum Computing (Ireland) Limited. All significant intercompany accounts and transactions have been eliminated in consolidation.

Basis of Presentation and Significant Accounting Policies

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”) regarding annual financial reporting. Any reference in these notes to applicable accounting guidance is meant to refer to the authoritative U.S. GAAP included in the Accounting Standards Codification (“ASC”), and Accounting Standards Update (“ASU”) issued by the Financial Accounting Standards Board (“FASB”).

Use of Estimates

Management of the Company is required to make certain estimates, judgments, and assumptions during the preparation of its consolidated financial statements in accordance with U.S. GAAP. The Company believes that these estimates, judgments and assumptions are reasonable under the circumstances. These estimates, judgments, and assumptions impact the reported amounts of assets, liabilities, revenue, and expenses. Actual results could differ from these estimates. Changes in such estimates could affect amounts reported in future periods. On an ongoing basis, the Company evaluates its estimates and judgments including those related to the useful lives and recoverability of property and equipment and definite-lived intangible assets; the carrying value of accounts receivable, including the determination of the allowance for credit losses; the incremental borrowing rate for the Company’s leases; and the valuation of stock-based compensation, SAFE derivative liabilities among others.

Convenience translation

Translations of balances in the consolidated balance sheets, consolidated statements of operations, consolidated statements of comprehensive loss, consolidated statements of changes in stockholders’ equity, consolidated statements of cash flows and notes to the consolidated financial statements from SGD into USD as of December 31, 2025 are solely for the convenience of the readers and are calculated at the rate of SGD 1.00 = USD 0.7777, representing the exchange rate set forth in the H.10 statistical release of the Federal Reserve Board on December 31, 2025. No representation is made that the SGD amounts could have been, or could be, converted, realized or settled into USD at such rate, or at any other rate.

Emerging Growth Company Status

The Company is an emerging growth company, as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act, until such time as those standards apply to private companies. The Company has elected to use this extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that it (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, these financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

Cash and Cash Equivalents

Cash balances are held in Singaporean and European banks. The Company maintains its cash balances in highly rated financial institutions. At times, cash balances may exceed federally insurable limits.

Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash, and which are subject to an insignificant risk of changes in value. These typically include treasury bills, money market funds, and other short-term instruments with original maturities of three months or less.

Restricted Cash

The Company is not subject to any contractual agreement that contains restrictions on the Company’s use or withdrawal of its cash or cash equivalents.

Revenue Recognition

Revenue from sale of services in the ordinary course of business is recognized when the Company satisfies a performance obligation (PO) by transferring control of a promised service to the customer.

The amount of revenue recognized is the amount of the transaction price allocated to the satisfied PO.

The transaction price is allocated to each PO in the contract on the basis of the relative stand- alone selling prices of the promised services. The individual standalone selling price of a service that has not previously been sold on a stand-alone basis, or has a highly variable selling price, is determined based on the residual portion of the transaction price after allocating the transaction price to services with observable stand-alone selling prices. A discount or variable consideration is allocated to one or more, but not all, of the performance obligations if it relates specifically to those POs.

The transaction price is the amount of consideration in the contract to which the Company expects to be entitled in exchange for transferring the promised services. The transaction price may be fixed or variable and is adjusted for time value of money if the contract includes a significant financing component. Consideration payable to a customer is deducted from the transaction price if the Company does not receive a separate identifiable benefit from the customer. When consideration is variable, the estimated amount is included in the transaction price to the extent that it is highly probable that a significant reversal of the cumulative revenue will not occur when the uncertainty associated with the variable consideration is resolved.

Revenue may be recognized at a point in time or over time following the timing of satisfaction of the PO. If a PO is satisfied over time, revenue is recognized based on the percentage of completion reflecting the progress towards complete satisfaction of that PO.

The following table provides information about the nature and timing of the satisfaction of performance obligations in contract with customers, including significant payment terms, and the related revenue recognition policies:

Rendering of services

Nature of services	The Company provides research and development services on quantum algorithms.

When revenue is recognized	Revenue is recognized when services are delivered to the customer and all criteria for acceptance have been satisfied.

Significant payment terms	30 days credit terms

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

Accounts Receivable

Trade accounts receivable are recognized and carried at billed amounts less an allowance for credit losses. The Company adopted the Current Expected Credit Losses (“CECL”) guidance effective January 1, 2023. The Company maintains the allowance for estimated losses resulting from the inability of the Company’s customers to make required payments. The allowance represents the current estimate of lifetime expected credit losses over the remaining duration of existing accounts receivable considering current market conditions and supportable forecasts when appropriate. The estimate is a result of the Company’s ongoing evaluation of collectability, customer creditworthiness, historical levels of credit losses, and future expectations. The allowance for credit losses were not significant as of December 31, 2025 and 2024.

Property and Equipment, net

Property and equipment, net is stated at cost and depreciated on a straight-line basis of three to seven years for furniture and fixtures and computer equipment. Leasehold improvements are capitalized and amortized over the shorter of their useful lives or remaining lease term. Repair and maintenance costs are charged to operations in the periods incurred. Upon retirement or sale, costs and related accumulated depreciation or amortization are removed from the balance sheets and the resulting gain or loss is included in operating expense in the Company’s consolidated statements of operations and comprehensive loss.

Impairment of Long-Lived Assets

Long-lived assets with finite lives consist primarily of property and equipment, operating lease right-of-use assets, and intangible assets which are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the undiscounted future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.

Leases

Leases are accounted for under ASC 842. The Company determines if an arrangement is or contains a lease at inception. The Company’s operating lease arrangements are comprised of real estate and facility leases. Right of use assets represent the Company’s right to use the underlying asset for the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Right of use assets and lease liabilities are recognized at the commencement date based on the present value of the lease payments over the lease term. As the Company’s leases do not provide an implicit rate and the implicit rate is not readily determinable, the Company estimates its incremental borrowing rate based on the information available at the measurement date in determining the present value of the lease payments. Right of use assets also exclude lease incentives.

Stock-Based Compensation

The Company accounts for stock-based compensation expense in accordance with ASC 718, Compensation-Stock Compensation (“ASC 718”). The Company measures and recognizes compensation expense for all stock-based awards based on estimated fair values on the date of the grant, recognized over the requisite service period. For awards that vest solely based on a service condition, the Company recognizes stock-based compensation expense on a straight-line basis over the requisite service period. The Company accounts for forfeitures in the period in which they occur.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

Income and Other Expenses, Operating Income / Losses

Income and other expenses are recognized on an accrual basis when it is probable that economic benefits will flow to or from the Company and the amounts can be reliably measured. Other income may include interest income, foreign exchange gains, and miscellaneous non-operating income.

Operating income or losses represent the profit or loss from the Company’s core business operations, excluding finance costs, taxation, and other non-operating items. It is a key performance measure used by management to assess the results of operations.

Foreign Operations and Foreign Currency Translation

The currency of the primary economic environment in which the operations of the Company are conducted is the Singapore Dollar (“SGD”). The Company uses SGD as their functional currency. The results of the Company’s non-Singaporean subsidiary, whose functional currency are the local currencies of the economic environment in which they operate, are translated into SGD in accordance with U.S. GAAP.

Assets and liabilities are translated at year-end exchange rates, while revenues and expenses are translated at average exchange rates during the year. Differences resulting from translation are presented in equity as accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Foreign currency transaction (gain) loss, mainly related to intercompany transactions, is included in the consolidated statements of operations. For the years ended December 31, 2025 and 2024, there was a gain of S$154,184 (US$119,904) and loss of S$17,185 (US$13,364), respectively.

Simple Agreement for Future Equity (“SAFE”)

The Company accounts for SAFE arrangements in accordance with ASC 480, Distinguishing Liabilities from Equity, ASC 815, Derivatives and Hedging, and ASC 470, Debt.

The Company evaluates each SAFE at issuance to determine whether the instrument should be classified as a liability or as equity. SAFEs that provide the holder with the right to receive cash upon the occurrence of a liquidity event or dissolution, or that otherwise do not meet the criteria for equity classification, are accounted for as financial liabilities.

Liability classified SAFEs that do not require bifurcation as derivative instruments are initially recognized at their issuance-date proceeds, net of issuance costs, and subsequently measured at fair value, with changes in fair value recognized in earnings as Other income and expense in the consolidated statement of operations, which reflect the estimated timing and probability of conversion or settlement events.

Critical Accounting Estimates

The preparation of financial statements in conformity with GAAP requires estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Critical accounting estimates are those estimates made in accordance with GAAP that involve a significant level of estimation uncertainty and have had or are reasonably likely to have a material impact on the financial condition or results of operations of the company. In accounting for stock-based compensation, the use of valuation methods for awards granted when the Company’s ordinary shares are not publicly traded, the use of estimates in option valuation model inputs such as expected volatility, term of options, risk-free interest rate are subjective and the change in these assumptions can materially affect the amount of stock-based compensation expense recognized in the consolidated financial statements.

Fair Value Measurements

The Company measures certain financial assets and liabilities at fair value on a recurring basis in accordance with ASC 820, Fair Value Measurement. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

The Company applies a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described as follows:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets in markets that are not active, and inputs other than quoted prices that are observable or corroborated by observable market data.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

When available, the Company uses quoted market prices to determine fair value and classifies such items within Level 1. If quoted market prices are not available, the Company uses valuation techniques consistent with the market approach, income approach, or cost approach. Valuation techniques used maximize the use of observable inputs and minimize the use of unobservable inputs.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable and other receivables, accounts payable and accrued liabilities. The Company does not utilize derivative instruments or investments and does not have any outstanding debt as of the date of the consolidated financial statements. The carrying amounts of cash and cash equivalents are at cost which approximates fair value due to the high liquidity of these instruments. Accounts receivable and other receivables are recorded at amortized cost, net of any allowance for doubtful accounts. The Company evaluates the collectability of receivables and records an allowance for expected credit losses when necessary. Accounts payable and accrued liabilities are recorded at cost and approximate fair value due to their short-term nature.

Basic and Diluted Net Loss Per Share

Basic net loss per share is calculated by dividing net loss attributable to Seed Preference, Seed Plus Preference, Series A Preference, and Ordinary Shareholders by the weighted-average number of shares of Seed Preference, Seed Plus Preference, Series A Preference, and Ordinary shares outstanding during the year. Diluted net loss per share is based upon the diluted weighted-average number of shares outstanding during the year. Diluted net loss per share gives effect to all potentially dilutive common share equivalents, including preferred stock and stock options, to the extent they are dilutive. See to Note 10 – Net Loss Per Share.

Comprehensive Loss

Comprehensive loss consists of two components, net loss and other comprehensive income (loss), net. Other comprehensive income (loss), net is defined as revenue, expenses, gains, and losses that under U.S. GAAP are recorded as an element of stockholders’ deficit but are excluded from net loss. The Company’s other comprehensive loss consists of foreign currency translation adjustments that result from the consolidation of its foreign subsidiaries and is reported net of tax effects.

Concentration of Risks

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and cash equivalents, and accounts receivable. The Company maintains its cash with major financial institutions in Singapore, which are regulated by the Monetary Authority of Singapore (“MAS”). While these balances may exceed the amounts insured under the Singapore Deposit Insurance Scheme (“SDIC”), the Company has not experienced any losses.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

Segments

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance therefore there is only on reportable segment.

Accounting Pronouncements Recently Adopted

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”. This ASU includes amendments that expand the existing reportable segment disclosure requirements and requires disclosure of (i) significant expense categories and amounts by reportable segment as well as the segment’s profit or loss measure(s) that are regularly provided to the chief operating decision maker (the “CODM”) to allocate resources and assess performance; (ii) how the CODM uses each reported segment profit or loss measure to allocate resources and assess performance; (iii) the nature of other segment balances contributing to reported segment profit or loss that are not captured within segment revenues or expenses; and (iv) the title and position of the individual or name of the group or committee identified as the CODM. We adopted the ASU on January 1, 2024, and the adoption did not have a material impact on the Company’s consolidated financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”. The ASU requires that an entity disclose specific categories in the effective tax rate reconciliation as well as reconciling items that meet a quantitative threshold. Further, the ASU requires additional disclosures on income tax expense and taxes paid, net of refunds received, by jurisdiction. The new standard is effective for annual periods beginning after December 15, 2024 on a prospective basis with the option to apply it retrospectively. Early adoption is permitted. The adoption of this guidance will result in the Company being required to include enhanced income tax related disclosures. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

In November 2024, the FASB issued ASU 2024-03, “Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40):Disaggregation of Income Statement Expenses” (“ASU 2024-03”). The standard requires additional disclosure of certain costs and expenses within the notes to the financial statements. The provisions of the standard are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, with early adoption permitted. This accounting standards update may be applied either prospectively or retrospectively. The Company is currently evaluating the impact this standard will have on its consolidated financial statements.

Liquidity and Going Concern

The accompanying financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred net losses of S$23.1 million (US$17.9 million) and S$7.5 million (US$5.8 million) during the year ended December 31, 2025 and 2024, respectively, and has an accumulated deficit of S$44.5 million (US$34.6 million) as of December 31, 2025. As previously disclosed, these conditions raised substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements were issued.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

The primary objective of the Company’s capital management is to ensure that it maintains sound capital position in order to support its business and maximize shareholder’s value. On March 19, 2026, the Company consummated the previously announced business combination (the “Business Combination”) with dMY Squared Technology Group, Inc. (“dMY”). Upon closing of the Business Combination, the Company will continue as the surviving company and become the primary operating entity under the umbrella of Horizon Quantum Holdings Ltd., which will be a publicly traded entity. The closing of the Business Combination provides the group with gross proceeds of approximately US$120 million, consisting of funds held in dMY’s trust account (after redemptions) and proceeds from a concurrent PIPE financing. Accordingly, management has concluded that the conditions that previously raised substantial doubt about the Company’s ability to continue as a going concern has been alleviated.

The Company’s future capital requirements will depend on many factors including the Company’s revenue growth rate, the timing and extent of spending to support further sales and marketing and research and development efforts. In order to finance these opportunities, the Company may need to raise additional financing. While there can be no assurances, the Company may need to pursue issuances of additional equity raises and debt rounds of financing. If additional financing is required from outside sources, the Company may not be able to raise it on terms acceptable to the Company or at all. If the Company is unable to raise additional capital when desired, the Company’s business, results of operations and financial condition would be materially and adversely affected.

3.	Property and Equipment, net

Property and equipment, net consists of the following:

	December 31,	December 31,	December 31,
	2024	2025	2025
	SGD	SGD	USD
Computer equipment	895,674	1,118,656	869,940
Furniture and fittings	5,598	14,413	11,209
Leasehold Improvements	1,133,740	1,166,810	907,388
Quantum Computing Equipment	1,735,720	3,273,534	2,545,714
Total property and equipment gross	3,770,732	5,573,413	4,334,251
Less - Accumulated depreciation	(751,384)	(1,452,324)	(1,129,422)
Total property and equipment net	3,019,348	4,121,089	3,204,829

Total depreciation expense for the years ended December 31, 2025 and 2024, totalled S$1,047,676 (US$814,742) and S$849,482 (US$660,613), respectively.

4.	Prepaid and other assets

Prepaid and other assets consist of the following:

	December 31,	December 31,	December 31,
	2024	2025	2025
	SGD	SGD	USD
Prepaid equipment purchase	545,261	-	-
Prepaid employee related expenses	105,507	264,106	205,386
Prepaid insurance	133,822	239,510	186,259
Prepaid legal expenses	-	181,830	141,403
Prepaid software licenses	63,074	93,089	72,392
Prepaid subscriptions	46,434	75,368	58,611
Prepaid leases	52,429	78,435	60,996
Prepaid maintenance expenses	-	3,200	2,489
Contract assets	220,000	-	-
Other prepaid expenses	75,607	24,222	18,836
Total prepaid and other current assets	1,242,134	959,760	746,372

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

5.	Intangible assets, net

Intangible assets consist of the following:

	Patents and trademarks	Accumulated Amortization	Net Intangible Assets
	SGD	SGD	SGD
Balance, January 1, 2024	56,730	(17,125)	39,605
Additions	436	(5,688)	(5,252)
Balance, December 31, 2024	57,166	(22,813)	34,353
Additions	-	(5,335)	(5,335)
Balance, December 31, 2025	57,166	(28,148)	29,018
Balance, December 31, 2025 (USD)	44,456	(21,890)	22,566

Intangible asset amortization expense, for the years ended December 31, 2025 and 2024 totalled approximately S$5,676 (US$4,414) and S$5,687 (US$4,423), respectively.

Future estimated amortization expense for the Company’s intangible assets is approximately as follows:

Future estimated amortization as of December 31, 2025	SGD	USD
2026	5,258	4,089
2027	5,258	4,089
2028	5,258	4,089
2029	5,258	4,089
2030	3,215	2,500
Thereafter	4,772	3,710
	29,018	22,566

6.	Accounts payable and other payables

Accounts payable and other payables consist of the following:

	December 31,	December 31,	December 31,
	2024	2025	2025
	SGD	SGD	USD
Equipment purchase	465,645	759,112	590,335
Outsourced services and consulting expenses	75,660	249,823	194,279
Audit fees	92,652	356,556	277,281
Accrued facilities restoration costs	31,934	50,734	39,454
Payroll and payroll related expenses	18,206	99,128	77,088
Legal and M&A expenses	2,309	1,758,819	1,367,773
Other accrued expenses and current liabilities	16,203	72,517	56,394
Total accounts payable and other payables	702,609	3,346,689	2,602,604

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

7.	Right-of-Use Assets and Lease Liabilities

Operating lease right-of-use assets and lease liabilities are recognized based on the net present value of remaining lease payments over the lease term. In calculating the present value, the Company uses its estimated incremental borrowing rate, determined based on available information as of the later of the lease commencement date, the lease modification date, or the date of adoption of ASC 842. The right-of-use asset also includes any initial direct costs and is adjusted for lease incentives received.

The right-of-use asset as of December 31, 2025 and 2024 are S$591,491 (US$459,982) and S$735,067 (US$571,636), respectively.

As of December 31, 2025, the maturities of the Company’s operating lease liabilities were as follows:

Year	TOTAL
	SGD	USD
2026	519,605	404,079
2027	114,843	89,309
Total lease payments	634,448	493,388
Less: imputed interest	(10,856)	(8,442)
Present values of lease liabilities	623,592	484,946

Operating lease liabilities current	509,248	396,025
Operating lease liabilities noncurrent	114,344	88,921
	623,592	484,946

8.	Simple Agreement for Future Equity (“SAFE”)

During the year ended December 31, 2025, the Company entered into SAFE arrangements with certain investors and received cash proceeds of US$5,884,000 (“Purchase Amount”). In accordance with terms set out in the SAFE agreements, SAFE Holders may automatically receive preference shares upon the close of a qualifying equity financing, SPAC transaction or by a maturity date that is 24 months from the date of issuance if not previously converted. In addition, SAFE Holders may receive proceeds in a liquidity or dissolution event. The Purchase Amount is comprised of (i) a secondary component, equal to 16% of the Purchase Amount (the “Secondary Component”), and a primary component, equal to 84% of the Purchase Amount (the “Primary Component”). The Company may use the Secondary Component to (i) meet the Company’s working capital requirements, and/or (ii) buy back and cancel Shares and/or cancel allocated and vested Options. The Company will use the Primary Component to meet the Company’s working capital requirements, or for any other purpose approved in accordance with the agreement.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

The Company determined that the SAFEs meet the definition of a liability under ASC 480 and will be recorded at fair value. The fair value of the SAFEs was determined using a probability-weighted expected return method (“PWERM”), supported by use of a Monte Carlo simulation method. The value of the SAFE liability as of December 31, 2025 is based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy. The following table provides a reconciliation of liabilities measured at fair value:

Year	TOTAL
	SGD	USD
Balance as at 31 December 2024	-	-
Issuance of SAFEs	7,580,385	5,895,005
Change in fair value of SAFEs	658,218	511,873
Balance as at 31 December 2025	8,238,603	6,406,878

9.	STOCKHOLDERS’ EQUITY

Ordinary shares

The holder of ordinary shares is entitled to receive dividends as declared from time to time and is entitled to one vote per share at meetings of the Company. All ordinary shares rank equally with regard to the Company’s residual assets.

All issued shares are fully paid, with no par value.

Convertible preference shares

The holders of convertible preferences shares (“CPS”) shall be entitled to receive notices of, and attend, speak and vote at, any general meetings of the Company. The holder of the CPS shall have one vote for every ordinary share into which the number of CPS it holds is convertible to.

Upon any declaration of dividends, the CPS shall receive, out of funds legally available, dividends at the rate of 8% of the issue price paid for the subscription of the CPS prior to and in preference to any declaration or payment of any dividend to holders of ordinary shares.

Prior to any initial public offering (“IPO”), the holders of the CPS may, but shall not be obliged to convert all or some only of the CPS into ordinary shares by delivering to the Company a notice in writing of its intention. The holder of the CPS shall not be required to make any payment to the Company for the conversion of the CPS to ordinary shares. The CPS shall automatically convert into ordinary shares upon IPO.

The CPS will only be redeemable, upon the Company choosing to provide redemption in the event of a default by or liquidation of the Company.

In the event of liquidation (as defined in the investment agreement), the net proceeds from the liquidation event shall be distributed in the following manner:

●	Firstly, the holders of CPS shall receive an amount equal to the amount paid by the holders of CPS for the subscription of the relevant CPS plus all declared or accrued but unpaid dividends.

●	Thereafter, the remaining balance shall be distributed to the holders of CPS and ordinary shares on a pro rata basis.

In the event of default, each of the holders of the CPS may give notice to the Company to require the Company to buy-back or redeem all or part of the CPS held by it.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

10.	STOCK INCENTIVE PLANS

Employee share option plan (Equity-settled) (“ESOP Plan”)

The Company has granted share options to employees under its Employee Share Option Scheme known as the “The Employee Share Option Plan of Horizon Quantum Computing Pte Ltd (“ESOP”)”. A total of 793,750, 1,047,900 and 641,041 options were issued on March 1, 2022, February 1, 2025 and August 15, 2025 respectively, comprising 687,500 options exercisable at S$0.46 (US$0.36) per share, 231,250 options exercisable at US$0.80 per share, 1,278,614 options exercisable at US$7.00 per share and 285,300 options exercisable at US$12.50 per share.

The vesting conditions for these options are generally structured to occur up to 4 years from the date of grant. Once vested, the options may be exercised at any time up to the maturity date, which is 10 years from the date of grant.

In the event an employee ceases employment with the Company, the treatment of the options depends on the circumstances of departure. If employment is terminated for Cause, all vested and unvested options will be cancelled, and the Company retains the right to repurchase any shares acquired through the exercise of options at the original exercise price. If employment ends for any other reason, unvested options will be cancelled immediately, and vested options must be exercised within the period specified in the Rules; otherwise, they will lapse.

The Company has classified the share options as equity-settled share-based payments at fair value. The following table summarizes stock option activities for the for the years ended December 31, 2025 and 2024:

		Weighted
	Outstanding	Average Exercise
	Options	Price per Share
		SGD	USD
Outstanding December 31, 2023	793,750	0.64	0.50
Granted	-	-
Forfeited	(23,440)	1.09
Outstanding December 31, 2024	770,310	0.63	0.49
Granted	1,688,914	9.64
Forfeited	(27,750)	9.51
Outstanding December 31, 2025	2,431,474	6.79	5.28

Weighted average remaining life (Years)	8.3
Options vested and exercisable at December 31, 2025	2,431,474	6.79	5.28

The fair value of options granted, determined using the Binomial Valuation Model taking into account the terms and conditions upon which the options were granted. The following table lists the inputs to the model used:

2025
Dividend yield (%)	0%
Expected volatility (%)	100.00%
Risk-free interest rate (%)	2.37%
Expected life of options (years)	10

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

11.	NET LOSS PER SHARE

Basic and diluted earnings (loss) per share are computed using the two-class method, which is an earnings allocation method that determines earnings (loss) per share for common shares and participating securities. The participating securities consist of the Company’s Preference Shareholders by the weighted-average number of shares of Seed Preference, Seed Plus Preference and Series A Preference. The undistributed earnings are allocated between common shares and participating securities as if all earnings had been distributed during the period. In periods of loss, no allocation is made to the Preference shares and diluted net loss per share is the same as basic net loss per share because common stock equivalents are excluded as their inclusion would be antidilutive.

The Company calculated net income/(loss) per share using the treasury stock method. The table below sets for the computation of basic and diluted net income/(loss) per share for the period presented below.

	For the Year Ended December 31,
	2024	2025	2025
	SGD	SGD	USD
Net income (loss)	(7,483,174)	(23,065,676)	(17,937,378)
Basic and diluted weighted average common shares outstanding	16,023,350	16,023,350	16,023,350
Basic and diluted net income (loss) per share	(0.47)	(1.44)	(1.12)

The following outstanding balances of common share equivalent securities have been excluded from the calculation of diluted weighted average common shares outstanding and diluted net loss per share for the years ended December 31, 2025 and 2024 because the effect of including them would have been antidilutive.

	Years ended December 31,
	2025	2024

ESOP Pool	2,996,875	2,996,875
	19,020,225	19,020,225

12.	COMMITMENTS AND CONTINGENCIES

In the normal course of business, the Company may become involved in various lawsuits and legal proceedings. While the ultimate results of these matters cannot be predicted with certainty, management does not expect them to have a material adverse effect on the financial position or results of operations of the Company.

13.	RELATED PARTY TRANSACTIONS

Issuance of SAFE Notes

During the year ended December 31, 2025, the Company entered into a financing arrangement with the sponsor of the SPAC (“SPAC Sponsor”), who is considered a related party. The SPAC Sponsor invested an aggregate of US$500,000 in the Company through the purchase of SAFE Notes. The terms of the SAFE notes purchased by the SPAC Sponsor are similar to those offered to unrelated third-party investors. The accounting policy and valuation methodology applied to the SAFE notes are described in Note 2 & 9 – Simple Agreement for Future Equity (“SAFE”).

Due From Related Parties

As at December 31, 2025, the Company had S$127,851 of receivables from Horizon Quantum Holdings Pte. Ltd., an entity that is under common control with the Company. The entity is not consolidated in the Company’s consolidated financial statements. The amounts receivable represent working capital support in connection with the Business Combination and company formation related activities. Upon consummation of the Business Combination, the related party is expected to become a consolidated subsidiary of the Company and the related party balances are expected to be eliminated in consolidation.

Horizon Quantum Computing Pte. Ltd. and Subsidiary
Notes to the Consolidated Financial Statements
For the Years ended December 31, 2025 and 2024

14.	SEGMENTATION

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise that engage in business activities from which it may recognize revenues and incur expenses, and for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker (“CODM”) has been identified as the CEO, who reviews the assets, operating results, and financial metrics for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that there is only one reportable segment.

The CODM assesses the performance of and decides how to allocate resources for the one segment based on consolidated net loss. Further, EBITDA (earnings before interest taxes, depreciation and amortization), which is not presented on the face of the Company’s Consolidated Statements of Operations, is used to assist with the measurement of segment performance and allocate resources. The CODM also uses net loss and adjusted EBITDA, to decide the level of investment in various operating activities and other capital allocation activities.

The measure of segment assets is reported on the Company’s Consolidated Balance Sheets as Total Assets.

The following table presents the Company’s segment results for the years ended December 31, 2025 and 2024:

	For the Year Ended December 31,
	2024	2025	2025
	SGD	SGD	USD
Operating Expenses:
Research and development	3,458,218	10,696,318	8,318,157
Selling and marketing	986,566	1,785,364	1,388,416
General and administrative	2,911,370	8,572,643	6,666,648
Depreciation and amortization	855,249	1,053,012	818,891
Total operating expenses	8,211,403	22,107,337	17,192,112

15.	SUBSEQUENT EVENTS

The Company evaluated subsequent events from December 31, 2025, the date of these financial statements, through the date on which the financial statements were issued (the “Issuance Date”), for events requiring recording or disclosure in the financial statements as of and for the year ended December 31, 2025. The Company concluded that no events have occurred that would require recognition or disclosure in the financial statements, except as described below.

In January 2026, the Company entered into Simple Agreement for Future Equity (“SAFE”) notes for US$500,000 (“Purchase Amount”). The Purchase Amount is comprised of (i) a secondary component, equal to 16% of the Purchase Amount (the “Secondary Component”), and a primary component, equal to 84% of the Purchase Amount (the “Primary Component”). The Company may use the Secondary Component to (i) meet the Company’s working capital requirements, and/or (ii) buy back and cancel Shares and/or cancel allocated and vested Options. The Company will use the Primary Component to meet the Company’s working capital requirements, or for any other purpose approved in accordance with the agreement.

On March 19, 2026, the Company consummated the previously announced business combination (the “Business Combination”) with dMY Squared Technology Group, Inc. (“dMY”). Upon closing of the Business Combination, the Company will continue as the surviving company and become the primary operating entity under the umbrella of Horizon Quantum Holdings Ltd. (“Holdco”), which will be a publicly traded entity. On March 20, 2026, Holdco’s Class A ordinary shares and warrants commenced trading on Nasdaq under the ticker symbols “HQ” and “HQWWW” respectively. The Closing of the Business Combination provides the group with gross proceeds of approximately US$120 million, consisting of funds held in dMY’s trust account (after redemptions) and proceeds from a concurrent PIPE financing.

DMY SQUARED TECHNOLOGY GROUP, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

dMY Squared Technology Group, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of dMY Squared Technology Group, Inc. (the “Company”) as of December 31, 2025 and 2024, the related statements of operations, changes in shareholders’ deficit and cash flows for the years ended December 31, 2025 and 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024 in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a business combination by March 29, 2026, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and liquidity condition and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Emphasis of a Matter - Restatement of Unaudited Interim Condensed Financial Statements

As discussed in Note 2 to the financial statements, the unaudited condensed financial statements for the quarter ended March 31, 2025 were restated to properly reflect excise tax payable and the related adjustment to accumulated deficit.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, P.C.

We have served as the Company’s auditor since 2022.

New York, New York

March 17, 2026

PCAOB ID Number 100

DMY SQUARED TECHNOLOGY GROUP, INC.

BALANCE SHEETS

	December 31,
	2025	2024
Assets:
Current assets:
Cash	$78	$309,399
Prepaid expenses	111,447	133,023
Total current assets	111,525	442,422
Cash and Investments held in Trust Account	27,316,019	25,587,986
Total Assets	$27,427,544	$26,030,408

Liabilities and Shareholders’ Deficit:
Current liabilities:
Accounts payable	$541,706	$486,018
Accrued expenses	4,176,136	777,616
Convertible note - related parties	1,191,667	641,667
Advances from related parties	2,395,015	389,871
Corporate tax payable	-	180,115
Income tax payable	-	303,913
Total current liabilities	8,304,524	2,779,200
Overfunding loans	947,850	947,850
Derivative warrant liabilities	15,714,820	1,450,600
Deferred underwriting commissions	2,211,650	2,211,650
Total Liabilities	27,178,844	7,389,300

Commitments and Contingencies
Class A common stock, $0.0001 par value; 35,000,000 shares authorized; 2,325,987 and 2,338,586 shares subject to possible redemption at approximately $11.70 and $10.90 per share as of December 31, 2025 and 2024, respectively	27,216,020	25,487,987

Shareholders’ Deficit:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2025 and 2024	-	-
Non-redeemable class A common stock, $0.0001 par value; 35,000,000 shares authorized; 416,266 and 0 shares issued or outstanding as of December 31, 2025 and 2024, respectively	42	-
Class B common stock, $0.0001 par value; 5,000,000 shares authorized; 1,163,484 and 1,579,750 shares issued and outstanding as of December 31, 2025 and 2024, respectively	116	158
Additional paid-in capital	-	-
Accumulated deficit	(26,967,478)	(6,847,037)
Total shareholders’ deficit	(26,967,320)	(6,846,879)
Total Liabilities, Class A Common Stock Subject to Possible Redemption and Shareholders’ Deficit	$27,427,544	$26,030,408

The accompanying notes are an integral part of these financial statements.

DMY SQUARED TECHNOLOGY GROUP, INC.

STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2025	2024
General and administrative expenses	$4,461,667	$1,088,400
Corporate tax expenses	456	47,164
Loss from operations	(4,462,123)	(1,135,564)

Other income (expenses):
Interest income on operating account	97	441
Investment income from cash and investments held in Trust Account	1,065,740	1,294,140
Change in fair value of derivative warrant liabilities	(14,264,220)	(543,970)
Total other (expenses) income	(13,198,383)	750,611
Net loss before provision for income taxes	(17,660,506)	(384,953)
Provision for income taxes	162,200	434,457
Net loss	$(17,822,706)	$(819,410)

Weighted average shares outstanding of Class A common stock - basic	2,337,999	2,371,212
Weighted average shares outstanding of Class A common stock - diluted	2,762,853	2,371,212
Net loss per share, Class A common stock - basic	$(4.55)	$(0.21)
Net loss per share, Class A common stock - diluted	$(0.82)	$(0.21)

Weighted average shares outstanding of Class B common stock - basic	1,579,750	1,579,750
Weighted average shares outstanding of Class B common stock - diluted	1,579,750	1,579,750
Net loss per share, Class B common stock - basic	$(4.55)	$(0.21)
Net loss per share, Class B common stock - diluted	$(0.82)	$(0.21)

The accompanying notes are an integral part of these financial statements.

DMY SQUARED TECHNOLOGY GROUP, INC.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

	For the year ended December 31, 2025
	Non-redeemable Class A Common Stock		Class B Common Stock		Additional Paid-In	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2024	-	$-	1,579,750	$158	$-	$(6,847,037)	$(6,846,879)
Increase in redemption value of Class A common stock subject to redemption due to extension	-	-	-	-	-	(550,000)	(550,000)
Excise tax payable attributable to redemption of Class A common stock	-	-	-	-	-	(421,924)	(421,924)
Conversion of Class B common stock to non-redeemable Class A common stock	416,266	42	(416,266)	(42)	-	-	-
Remeasurement for Class A common stock subject to redemption	-	-	-	-	-	(1,325,811)	(1,325,811)
Net loss	-	-	-	-	-	(17,822,706)	(17,822,706)
Balance - December 31, 2025	416,266	$42	1,163,484	$116	$-	$(26,967,478)	$(26,967,320)

	For the years ended December 31, 2024
	Class B Common Stock		Additional Paid-In	Accumulated Deficit	Total Shareholders’
	Shares	Amount	Capital	(as restated)	Deficit
Balance - December 31, 2023	1,579,750	$158	$-	$(5,079,176)	$(5,079,018)
Increase in redemption value of Class A common stock subject to redemption due to extension	-	-	-	(641,667)	(641,667)
Remeasurement for Class A common stock subject to redemption	-	-	-	(306,784)	(306,784)
Net loss	-	-	-	(819,410)	(819,410)
Balance - December 31, 2024	1,579,750	$158	$-	$(6,847,037)	$(6,846,879)

The accompanying notes are an integral part of these financial statements.

DMY SQUARED TECHNOLOGY GROUP, INC.

STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2025	2024
Cash Flows from Operating Activities:
Net loss	$(17,822,706)	$(819,410)
Adjustments to reconcile net loss to net cash used in operating activities:
Investment income from cash and investments held in Trust Account	(1,065,740)	(1,294,140)
Change in fair value of derivative warrant liabilities	14,264,220	543,970
General and administrative expenses advanced by related party	1,238,647	366,192
Changes in operating assets and liabilities:
Prepaid expenses	21,576	22,602
Accounts payable	97,365	(13,937)
Accrued expenses	3,398,520	200,170
Corporate tax payable	(180,115)	(194,152)
Income tax payable	(303,913)	(207,118)
Net cash used in operating activities	(352,146)	(1,395,823)

Cash Flows from Investing Activities:
Cash deposited in Trust Account for extension	(550,000)	(641,667)
Cash re-contributed to the Trust Account for excess tax withdrawals	(260,070)	-
Withdrawal from Trust Account to pay for taxes	-	1,872,655
Withdrawal from Trust Account to pay for redemption	147,777	42,020,432
Net cash (used in) provided by investing activities	(662,293)	43,251,420

Cash Flows from Financing Activities:
Advances from related parties	724,820	-
Repayment of advances to related party	-	(167,442)
Proceeds received from related parties under convertible note	550,000	641,667
Payment of excise tax on 2024 redemption of common stock	(421,924)	-
Redemption of Class A common stock	(147,778)	(42,020,432)
Net cash provided by (used in) financing activities	705,118	(41,546,207)

Net change in cash	(309,321)	309,390

Cash - Beginning of the year	309,399	9
Cash - End of the year	$78	$309,399

Supplemental disclosure of noncash activities:
Accounts payable paid by related party	$41,677	$6,000
2024 excise tax payable attributable to redemption of Class A common stock	$421,924	$-
Increase in redemption value of Class A common stock subject to redemption due to extension	$550,000	$641,667

Supplemental cash flow information:
Cash paid for federal income taxes	$537,526	$508,883
Cash paid for state taxes	$213,105	$391,181

The accompanying notes are an integral part of these financial statements

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 1—Description of Organization and Business Operations

dMY Squared Technology Group, Inc. (the “Company” or “dMY”) is a blank check company incorporated in Massachusetts. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.

As of December 31, 2025, the Company had not commenced any operations. All activity for the period from February 15, 2022 (inception) through December 31, 2025 relates to the Company’s formation and the initial public offering (the “Initial Public Offering”) as described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The Company’s sponsor is dMY Squared Sponsor, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on September 29, 2022. On October 4, 2022, the Company consummated its Initial Public Offering of 6,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units offered, the “Class A Shares” or the “Public Shares”), at $10.00 per unit, generating gross proceeds of $60.0 million, and incurring offering costs of approximately $3.7 million, of which $2.1 million and approximately $26,000 were for deferred underwriting commissions (see Note 5) and offering costs allocated to derivative warrant liabilities, respectively. On October 7, 2022, the underwriter exercised its over-allotment option in part, and on October 11, 2022, the underwriter purchased 319,000 additional Units (the “Over-Allotment Units”), generating gross proceeds of approximately $3.2 million (the “Partial Over-Allotment”). The underwriter waived the remainder of its over-allotment option. The Company incurred additional offering costs of approximately $156,000 in connection with the Partial Over-Allotment (of which approximately $112,000 was for deferred underwriting fees).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 2,840,000 warrants (the “Initial Private Placement Warrants”), at a price of $1.00 per Initial Private Placement Warrant to the Sponsor, generating proceeds of approximately $2.8 million (see Note 4). On October 11, 2022, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 44,660 private placement warrants at $1.00 per private placement warrant (the “Additional Private Placement Warrants”, and together with the Initial Private Placement Warrants, the “Private Placement Warrants”), generating additional gross proceeds of approximately $45,000.

In addition, concurrently with the closing of the Initial Public Offering, the Sponsor extended an overfunding loan to the Company in an amount of $900,000 at no interest (the “Initial Overfunding Loan”) to deposit in the Trust Account (as defined below). On October 11, 2022, simultaneously with the sale of the Over-Allotment Units, the Sponsor extended a further overfunding loan to the Company in an aggregate amount of $47,850 (the “Additional Overfunding Loan”, and together with the Initial Overfunding Loan, the “Overfunding Loans”) to deposit in the Trust Account.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Upon the closing of the Initial Public Offering, the Partial Over-Allotment, the Private Placement and the Overfunding Loans, approximately $64.1 million ($10.15 per Unit) of the net proceeds of the sale of the Units, the Over-Allotment Units, and the Private Placement Warrants and the proceeds from the Overfunding Loans were initially placed in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee. According to the terms of the Investment Management Trust Agreement, dated October 4, 2022, between the Company and Continental Stock Transfer & Trust Company (the “Trust Agreement”), the funds held in the Trust Account were initially invested in United States government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination, (ii) the redemption of Public Shares properly submitted in connection with a shareholder vote to amend the Amended and Restated Articles of Organization (the “Charter”) to modify the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete the initial Business Combination within the Combination Period (as defined below) or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, and (iii) return of the funds held in the Trust Account to holders of Public Shares (the “Public Shareholders”) as part of the redemption of the Public Shares if the Company does not complete an initial Business Combination during the Combination Period. On September 25, 2024, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to transfer its Trust Account out of investment in securities into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company, and the account was transferred in March 2025.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the deferred underwriting commissions and taxes payable on the interest earned on the funds held in the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company provides Public Shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholders’ meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially at $10.15 per Public Share).

The per-share amount to be distributed to Public Shareholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriter (as discussed in Note 5).

These Public Shares are recorded at redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”). The Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company’s Charter initially required the Company to not redeem the Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

In January 2024, the shareholders approved the proposal to amend the Charter and eliminate such Redemption Limitation (as defined below). If a shareholder vote is not required by law and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Charter, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, shareholder approval of the transaction is required by law, or the Company decides to obtain shareholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Shareholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks shareholder approval in connection with a Business Combination, the initial shareholders agreed to vote their Founder Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the initial shareholders agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.

The Company’s Charter provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.

The Sponsor and the Company’s officers agreed not to propose an amendment to the Charter to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below), or with respect to any other material provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company’s Charter initially provided 15 months from the closing of the Initial Public Offering, or January 4, 2024 (the “Prior Outside Date”), to consummate an initial Business Combination. The Charter also permitted the Company, by resolution of the board of directors, to extend the period of time to consummate a Business Combination twice by an additional 3-month period (for a total of 21 months to complete a Business Combination), subject to the Sponsor depositing into the Trust Account $631,900 in the aggregate for each extension (the “Prior Contributions”). The Sponsor did not intend to deposit such Prior Contributions into the Trust Account. Accordingly, following January 4, 2024, the Company would have been forced to liquidate.

On January 2, 2024, the Company held a special meeting of its shareholders to extend the date by which the Company had to consummate its initial business combination (the “First Extension”), from January 4, 2024 to January 29, 2024 and to allow the Company, without another shareholder vote, by resolution of the board of directors, to elect to further extend such date up to twenty-three times for an additional one month each time, until up to December 29, 2025, only if the Sponsor or its designee would deposit (the “Contributions”) into the Trust Account as a loan, (i) on or before January 4, 2024, with respect to the initial extension, an amount of $41,667, and (ii) one business day following the public announcement by us disclosing that the board of directors has determined to implement an additional monthly extension, with respect to each such additional extension, an amount of $50,000. In connection with the shareholder approval of the First Extension, an aggregate of 3,980,414 Public Shares were redeemed for an aggregate of approximately $42.0 million on January 4, 2024 (the “January 2024 Redemption”). The Company’s board of directors elected to use all twenty-three monthly extensions and, accordingly, Mr. You made an aggregate of $1,191,667 of Contributions to the Trust Account.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

At the Special Meeting, the Company’s shareholders also approved proposals to (1) amend the Charter to provide for the right of a holder of Class B Shares (as defined below) to convert their Class B Shares into Class A Shares on a one-for-one basis at any time and from time to time at the election of the holder; (2) amend the Charter to eliminate from the Charter (i) the limitation that the Company may not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 and (ii) the limitation that the Company shall not consummate a Business Combination unless it has net tangible assets of at least $5,000,001 (collectively, the “Redemption Limitation”); (3) amend the Charter to permit the board of directors, in its sole discretion, to elect to wind up operations on an earlier date than the Extended Date or Additional Extended Date, as applicable, as determined by the board of directors and included in a public announcement (the “Liquidation Amendment”); and (4) amend the Investment Management Trust Agreement between the Company and Continental Stock Transfer and Trust Company to reflect the Extension and the Liquidation Amendment.

In connection with the Contribution and advances the Sponsor or its affiliates may make in the future to the Company for working capital expenses, on January 2, 2024, the Company issued a convertible promissory note to Harry L. You, Chairman, Chief Executive Officer and Chief Financial Officer and an affiliate of the Sponsor (the “Payee”), with a principal amount up to $1.75 million (the “Convertible Note”). The Convertible Note bears no interest and is repayable on the earlier of (i) the date on which the Company consummates an initial Business Combination and (ii) the liquidation date. If the Company does not consummate a Business Combination before the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of the initial Business Combination, up to $1,500,000 of the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.00 per warrant, at the option of the Payee. Since January 2, 2024, the board of directors has elected to extend the liquidation date to December 29, 2025. Accordingly, the Company has drawn down from the Convertible Note and deposited $1,191,667 into the Trust Account in connection with such extensions.

On December 15, 2025, dMY’s shareholders approved a further amendment to the Charter to extend the date by which dMY has to consummate its initial business combination (the “Second Extension”), from December 29, 2025 to January 29, 2026 and to allow dMY, without another shareholder vote, by resolution of the board of directors, to elect to further extend such date up to five times for an additional one month each time, until up to June 29, 2026 (such time period, the “Combination Period”). No further Contributions are required in connection with the Second Extension. In connection with the shareholder approval of the Second Extension, an aggregate of 12,599 Public Shares were redeemed for an aggregate of approximately $147,778 (the “December 2025 Redemption”). As of the date of this Annual Report, the board of directors has extended the Combination Period, monthly, through March 29, 2026.

If the Company is unable to complete the Business Combination before the end of the Combination Period of March 29, 2026 or as extended to June 29, 2026, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem one hundred percent (100%) of the Offering Shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), by (B) the total number of then outstanding Offering Shares, which redemption will completely extinguish rights of the Public Shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the MBCA to provide for claims of creditors and other requirements of applicable law.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

If the initial shareholders acquire Public Shares, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriter agreed to waive its rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.15. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has entered into a letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.15 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.15 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Tax Withdrawals from Trust Account

In January 2024 and April 2024, the Company withdrew a total of approximately $1.9 million of funds from the Trust Account for purposes of payment of tax liabilities and tax estimates, and such funds were deposited into the Company’s operating account. Funds representing interest earned on the amounts held in the Trust Account are permitted to be withdrawn from the Trust Account for the payment of taxes under the Company’s Charter and the terms of the Trust Agreement. On April 17, 2024, the Company paid approximately $0.89 million for 2023 taxes, leaving approximately $0.97 million remaining to be used for upcoming tax estimates. The Company used approximately $0.69 million of the balance of the withdrawn funds for the payment of general operating expenses. Management determined that the use of funds was not in accordance with the Trust Agreement, and, in March 2025, the Sponsor advanced approximately $0.73 million to the Company representing the amount of such operating expenses plus approximately $0.04 million in respect of interest that would have been earned on the remaining amount of approximately $0.97 million for the period from the original withdrawals to the date of the advance. The Company paid an aggregate of approximately $0.75 million for such tax obligations on March 21, 2025. On March 25, 2025, the Company re-contributed to the Trust Account approximately $0.22 million of the remaining amounts not used for payment of taxes plus approximately $0.04 million in respect of interest that would have been earned had such funds remained in the Trust Account.

Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (H.R. 5376) (the “IRA”) was signed into federal law. The IR Act provides for, among other things, a new 1% U.S. federal excise tax on certain repurchases (including certain redemptions) of stock by publicly traded domestic (i.e. U.S.) corporations and certain domestic subsidiaries of publicly traded foreign (i.e., non-U.S.) corporations (each, a “Covered Corporation”) occurring on or after January 1, 2023 (the “Excise Tax”). The Excise Tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the Excise Tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. For purposes of calculating the Excise Tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year, subject to certain exceptions.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The U.S. Department of Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax. On June 28, 2024, the Treasury issued final regulations addressing the procedural aspects of the Excise Tax reporting and payment, and on November 24, 2025, the Treasury issued final regulations that provide substantive operating rules and computation for the Excise Tax.

Under the final regulations, redemptions of the Public Shares in January 2024 and December 2025 in connection with the First Extension and Second Extension are subject to the Excise Tax. Failure to timely pay the obligation in full would subject the Company to additional interest and penalties. In December 2025, the Company filed its excise tax return related to the January 2024 Redemption and paid an aggregate of approximately $570,000, consisting of approximately $420,000 of Excise Tax in connection with the First Extension and approximately $150,000 of related penalties and interest. The Excise Tax attributable to the January 2024 Redemption was recorded as a charge to accumulated deficit in accordance with ASC 480-10-S99-3A, while the related penalties and interest were recorded within general and administrative expenses in the accompanying statements of operations. As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 3, 2025, the applicability of the Excise Tax to such redemptions was uncertain at 2024 year-end due to pending regulatory guidance and other factors. In 2025, based on additional guidance and analysis, management concluded that recognition of the obligation was appropriate.

The redemptions in connection with the Second Extension in December 2025 totaled $147,778, which did not exceed the $1 million de minimis threshold. Accordingly, no excise tax expense was incurred for the year ended December 31, 2025.

Transfer of Listing

Pursuant to NYSE American LLC (the “NYSE American”) Rules Section 119(b), the Company was required to complete its initial Business Combination within 36 months of the effective date of its Initial Public Offering registration statement, which date was September 29, 2025. Because the Company did not complete its initial Business Combination by such date, the trading of the Company’s Class A common stock, Public Warrants, and Units was suspended at the closing of business on September 29, 2025, and the Company’s securities were removed from listing and registration on NYSE American exchange.

The Company began trading its Class A common stock and Public Warrants on the OTCQB Market and its Units on the OTCID Market, each operated by The OTC Market Systems (the “OTC Market”), under the symbols “DMYY”, “DMYYW”, and “DMYYU”, respectively, effective at the open of trading on September 30, 2025.

Proposed Business Combination with Horizon

On September 9, 2025, the Company, Horizon Quantum Holdings Ltd. (formerly known as Rose Holdco Pte. Ltd., Company Registration No. 202537774K), a Singapore public company limited by shares (“Holdco”), Rose Acquisition Pte. Ltd. (Company Registration No. 202537790M), a Singapore private company limited by shares and wholly-owned subsidiary of Holdco (“Merger Sub 1”), Horizon Merger Sub 2, Inc., a Massachusetts corporation and wholly-owned subsidiary of Holdco (“Merger Sub 2”), and Horizon Quantum Computing Pte. Ltd. (Company Registration No. 201802755E), a Singapore private company limited by shares (“Horizon”), entered into a Business Combination Agreement (the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, (i) Holdco was converted from a Singapore private company to a Singapore public company and was renamed “Horizon Quantum Holdings Ltd.”, (ii) Horizon and Merger Sub 1 will amalgamate, with Horizon surviving as a wholly-owned subsidiary of Holdco (the “Amalgamation”) and (iii) Merger Sub 2 will merge with and into dMY (the “SPAC Merger”, and together with the Amalgamation and the other transactions contemplated by the Business Combination Agreement, the “Proposed Business Combination”) with dMY surviving as a wholly-owned subsidiary of Holdco. The consummation of the Proposed Business Combination will result in dMY’s and Horizon’s securityholders becoming securityholders of Holdco, which will become a public company.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The Business Combination Agreement and the Proposed Business Combination were unanimously approved by the boards of directors of each of dMY and Horizon. The closing of the Proposed Business Combination is subject to the receipt of the required approvals by dMY’s and Horizon’s shareholders and the satisfaction of other customary closing conditions, including the requirement to meet a minimum cash condition of $45 million plus transaction expenses.

In connection with the Proposed Business Combination, concurrently with the execution of the Business Combination Agreement, dMY, the Sponsor, Holdco and Horizon entered into a voting support agreement. Concurrently with the execution of the Business Combination Agreement, dMY and Holdco entered into voting support agreements with Horizon and all shareholders of Horizon.

On December 4, 2025, in connection with the Proposed Business Combination, dMY, Holdco, and Horizon entered into Subscription Agreements (the “PIPE Subscription Agreements”), which were subsequently amended on March 9, 2026, with certain institutional and accredited investors, qualified institutional buyers and strategic investors (the “PIPE Investors”). Pursuant to the PIPE Subscription Agreements, as of December 31, 2025, Holdco agreed to issue and sell, and the PIPE Investors agreed to subscribe for and purchase, in a private placement, an aggregate investment of approximately $110.4 million of Holdco Class A Ordinary Shares (the “PIPE Shares”), at a per share price equal to the redemption price (the “PIPE Investment”). Subsequent to December 31, 2025, additional investors entered into subscription agreements increasing the aggregate PIPE commitment to approximately $111.9 million. The PIPE Investors may elect to satisfy their commitments through Class A Shares purchased in the open market or held prior to March 9, 2026. The PIPE Investment is expected to close substantially concurrently with the closing of the Proposed Business Combination, subject to the satisfaction of certain closing conditions set forth in the PIPE Subscription Agreements. The Company has engaged a financial advisor in connection with the proposed Business Combination and related financing transactions. The advisor is entitled to transaction-based compensation contingent upon completion of the Proposed Business Combination.

In connection with the PIPE Subscription Agreement, on December 4, 2025, Holdco, dMY, Horizon and IonQ, Inc. (“IonQ”), one of the PIPE Investors, entered into an agreement (the “IonQ Side Letter”), as subsequently amended on March 9, 2026, which provides certain commercial and governance rights commensurate with IonQ’s strategic investment in Horizon, including the right to select one director to serve on the board of directors of Holdco, subject to certain independence and approval requirements, an 18-month lock-up on IonQ’s PIPE Shares, and certain notice and information rights for so long as IonQ maintains specified ownership thresholds.

On February 17, 2026, the SEC declared effective the registration statement on Form F-4 (333-292737) filed by Holdco and Horizon in connection with the Proposed Business Combination. On the same day, DMY filed its definitive proxy statement and began mailing the proxy statement to its shareholders of record as of February 6, 2026. A special meeting of dMY’s shareholders was held on March 17, 2026. At the special meeting, dMY shareholders approved the Proposed Business Combination and related matters. If the other closing conditions are satisfied or waived, the Company currently expects the closing to occur in March 2026. However, there can be no assurance that the Proposed Business Combination will be consummated on the currently anticipated timeline, or at all, as the closing remains subject to various conditions, including the level of stockholder redemptions and necessary regulatory approvals.

Other than as specifically discussed, this Annual Report does not assume the closing of the Proposed Business Combination or the transactions contemplated by the Business Combination Agreement.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Going Concern Consideration

As of December 31, 2025, the Company had minimal cash and working capital deficit of approximately $8.2 million. Further, the Company has incurred and expected to continue to incur significant costs in pursuit of its acquisition plans.

Prior to the consummation of the Initial Public Offering, the Company’s liquidity needs were satisfied through the payment of $25,000 from the Sponsor to purchase Founder Shares (as defined in Note 4) and a loan under the Note (as defined in Note 4) in the amount of approximately $145,000. The Company fully repaid the Note balance on October 4, 2022. The Note was no longer available to the Company after the closing of its Initial Public Offering. Subsequent to the closing of the Initial Public Offering and the Partial Over-Allotment, the Company’s liquidity needs have been satisfied through the net proceeds from the consummation of the Initial Public Offering and the Private Placement held outside of the Trust Account and advances from related parties (approximately $2.3 million in advances outstanding as of December 31, 2025).

In addition, in order to provide the Contribution and to finance transaction costs in connection with a Business Combination, the Company issued the Convertible Note to the Payee with a principal amount up to $1.75 million on January 2, 2024 as discussed above. As of December 31, 2025, the Company had an outstanding amount of $1,191,667 under the Convertible Note. All proceeds received under the Convertible Note were contributed into the Trust Account.

In connection with the management’s assessment of going concern considerations in accordance with FASB Accounting Standards Codification (“ASC”) 205-40, “Presentation of Financial Statements—Going Concern,” the Company’s management has determined that the Company’s liquidity condition, mandatory liquidation should a Business Combination not occur, and potential subsequent dissolution raises substantial doubt about its ability to continue as a going concern through the earlier of the liquidation date of March 29, 2026 or the completion of the initial Business Combination. There is no assurance that the Company’s plans to consummate the Proposed Business Combination with Horizon or any other Business Combination will be successful or successful within the Combination Period. The financial statements included in this Annual Report on Form 10-K do not include any adjustments that might result from the outcome of this uncertainty.

Risks and Uncertainties

Global economic conditions remain subject to significant uncertainty and volatility resulting from a combination of changes in laws or regulations, downturns in the financial markets or in economic conditions, inflation, fluctuations in interest rates, increases in tariffs, supply chain disruptions, declines in consumer confidence and spending, public health considerations. Ongoing and escalating military conflicts, including the conflict between Russia and Ukraine and conflicts in the Middle East, as well as the risk of further escalation or expansion of such conflicts, have contributed to heightened geopolitical instability and increased uncertainty in global markets.

These conditions have adversely affected, and may continue to adversely affect, global economic activity through, among other things, disruptions to energy and commodity markets, volatility in foreign exchange and capital markets, supply chain dislocations, increased cybersecurity risks, and reduced cross-border trade and investment. In addition, elevated interest rates, inflationary pressures, tightening credit conditions, and concerns regarding sovereign debt and fiscal stability in various jurisdictions have contributed to increased volatility and reduced liquidity in global financial markets.

The extent and duration of these conditions remain uncertain, and the ultimate impact on the global economy, financial markets, and business confidence cannot be predicted. Continued or worsening geopolitical tensions, adverse macroeconomic developments, or additional policy or regulatory responses could adversely affect the Company’s search for an initial Business Combination and any target business with which the Company may ultimately consummate an initial Business Combination.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 2—Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and 2024.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which regularly exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Cash and Investments Held in Trust Account

The Company’s portfolio of investments was comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in interest income from investments held in Trust Account in the accompanying statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. On September 25, 2024, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to transfer its Trust Account out of investment in securities into an interest-bearing bank deposit account in order to mitigate the risk of being deemed an unregistered investment company, and the account was transferred in March 2025. As of December 31, 2025, the trust balance was held in cash. As of December 31, 2024 the trust balance was held in US Treasury Bills.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities other than for the Overfunding Loan to the Sponsor, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the balance sheets, either because of the short-term nature of the instruments or because the instrument is recognized at fair value.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Warrant Liabilities

The warrants issued in connection with the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants were recognized as derivative liabilities in accordance with ASC 815. Accordingly, the Company recognized the warrant instruments as liabilities at fair value and will adjust the instruments to fair value at each reporting period. The liabilities are subject to re-measurement at each balance sheet date until exercised, and any change in fair value will be recognized in the statements of operations. The fair value of the Public Warrants and Private Placement Warrants were initially measured at fair value using the Black-Scholes model and the Monte Carlo simulation model, respectively. Beginning in December 2022, the fair value of Public Warrants has been measured based on the listed market price of such Public Warrants. The estimated fair value of the Private Placement Warrants was subsequently determined using the Monte Carlo simulation method with Level 3 inputs. The determination of the fair value of the derivative warrant liabilities may be subject to change as more current information becomes available and accordingly the actual results could differ significantly (see Note 8).

Convertible Note Payable – Related Parties

The option to convert the Convertible Note issued to the Payee on January 2, 2024 (see Note 4) into warrants qualifies as an embedded derivative under ASC 815 and is required to be recognized at fair value, with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of December 31, 2025 and December 31, 2024, the fair value of the embedded conversion option had a de minimis value.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the derivative warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Offering Costs Associated with the Initial Public Offering

Offering costs consisted of legal, accounting, underwriting fees and other costs incurred that were directly related to the Initial Public Offering. Upon completion of the Initial Public Offering, offering costs were allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs allocated to the derivative warrant liabilities were charged to operations. Offering costs associated with the Class A Shares were charged against the carrying value of Class A Shares upon the completion of the Initial Public Offering.

Public Shares Subject to Possible Redemption

As discussed in Note 1, all of the Public Shares sold as part of the Units in the Initial Public Offering contain a redemption feature. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the securities to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Therefore, the carrying value of all Public Shares has been classified outside of permanent equity. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable Public Shares resulted in charges against additional paid-in capital (to the extent available) and accumulated deficit.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

For the years ended December 31, 2025 and 2024, the amounts of Public Shares reflected in the financial statements are reconciled in the following table:

Class A common stock subject to possible redemption - December 31, 2023	$66,559,968
Plus:
Increase in redemption value of Class A common stock subject to possible redemption subject to redemption due to extension	641,667
Remeasurement for Class A common stock subject to redemption	306,784
Less:
Redemption of Class A common stock subject to possible redemption	(42,020,432)
Class A common stock subject to possible redemption - December 31, 2024	25,487,987
Plus:
Increase in redemption value of Class A common stock subject to possible redemption subject to redemption due to extension	550,000
Remeasurement for Class A common stock subject to redemption	1,325,811
Less:
Redemption of Class A common stock subject to possible redemption	(147,778)
Class A common stock subject to possible redemption - December 31, 2025	$27,216,020

Net Loss per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share.” The Company has two classes of shares, which are referred to as Class A Shares and Class B Shares (or Public Shares and Founder Shares (as defined in Note 4)). Income and losses are shared pro rata between the two classes of shares. Net loss per share of common stock is calculated by dividing the net loss by the weighted average number of common stock outstanding for the respective period. The Company has not considered the effect of the Public Warrants and the Private Placement Warrants to purchase an aggregate of 6,044,160 shares in the calculation of diluted loss per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive. Accretion associated with the redeemable Public Shares is excluded from earnings per share as the redemption value approximates fair value.

The following table presents a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share of common stock for each class of common stock for the years ended December 31, 2025 and 2024:

	For the years ended December 31,
	2025		2024
	Class A	Class B	Class A	Class B
Basic and diluted net loss per common share:
Numerator:
Allocation of net loss - basic	$(10,636,074)	$(7,186,632)	$(491,778)	$(327,632)
Allocation of net loss - diluted	(2,263,982)	(1,294,504)	(491,778)	(327,632)

Denominator:
Weighted average common shares outstanding - basic	2,337,999	1,579,750	2,371,212	1,579,750
Weighted average common shares outstanding - diluted	2,762,853	1,579,750	2,371,212	1,579,750

Net loss per common share - basic	$(4.55)	$(4.55)	$(0.21)	$(0.21)
Net loss per common share - diluted	$(0.82)	$(0.82)	$(0.21)	$(0.21)

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. As of December 31, 2025 and 2024, the Company had gross deferred tax assets of approximately $2.1 million and approximately $949,000, respectively, which were presented net of a full valuation allowance.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2025 and 2024. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception.

The Company’s management does not believe that any recently issued, but not yet effective, accounting standards updates, if currently adopted, would have a material effect on the accompanying financial statements.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09 (Topic 740), “Improvements to Income Tax Disclosures”. The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as an expansion of other income tax disclosures. The ASU is effective on a prospective basis for annual reporting periods beginning after December 15, 2024. The Company adopted ASU 2023-09 in its Annual Report on Form 10-K for the year ending December 31, 2025.

Issued in November 2024, ASU 2024-03, “Disaggregation of Income Statement Expenses” (Subtopic 220-40), requires the disaggregated disclosure of specific expense categories, including purchases of inventory, employee compensation, depreciation, and amortization, within relevant income statement captions. This ASU also requires disclosure of the total amount of selling expenses along with the definition of selling expenses. The ASU is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Adoption of this ASU can either be applied prospectively to consolidated financial statements issued for reporting periods after the effective date of this ASU or retrospectively to any or all prior periods presented in the consolidated financial statements. While early adoption is permitted, the Company does not plan to adopt this standard early. This ASU will likely result in additional disclosures being included in the Company’s financial statements once adopted. The Company is currently evaluating the provisions of this ASU.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 3—Initial Public Offering

On October 4, 2022, the Company consummated its Initial Public Offering of 6,000,000 Units at a price of $10.00 per Unit, generating gross proceeds of $60.0 million, and incurring offering costs of approximately $3.7 million, of which $2.1 million and approximately $26,000 was for deferred underwriting commissions and offering costs allocated to derivative warrant liabilities, respectively. The Company granted the underwriter in the Initial Public Offering a 45-day option to purchase up to 900,000 additional Units, at $10.00 per Unit, to cover over-allotments. On October 7, 2022, the underwriter exercised its over-allotment option in part, and on October 11, 2022, the underwriter purchased 319,000 additional Units, generating gross proceeds of approximately $3.2 million. The underwriter waived the remainder of its over-allotment option. The Company incurred additional offering costs of approximately $156,000 in connection with the Partial Over-Allotment (of which approximately $112,000 was for deferred underwriting fees). Each Unit consists of one Public Share and one-half of one Public Warrant. Each whole Public Warrant entitles the holder to purchase one Public Share at a price of $11.50 per share, subject to adjustment (see Note 6).

Note 4—Related Party Transactions

Founder Shares

On March 16, 2022, the Sponsor purchased 2,875,000 shares of the Company’s Class B common stock, par value $0.0001 per share (the “Founder Shares” or the “Class B Shares”), for an aggregate purchase price of $25,000, pursuant to a securities subscription agreement dated March 3, 2022 by and between the Company and the Sponsor (as amended by a subscriber forfeiture and amendment No. 1 to the securities subscription agreement dated September 8, 2022 and a subscriber forfeiture and amendment No. 2 to the securities subscription agreement dated September 29, 2022). On September 8, 2022 and September 29, 2022, the Sponsor surrendered to the Company 718,750 and 431,250 Founder Shares, respectively, in each case for no consideration, resulting in the Sponsor owning 1,725,000 Founder Shares. The initial shareholders agreed to forfeit up to 225,000 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriter, so that the Founder Shares would represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter partially exercised its over-allotment option on October 11, 2022 and waived the remainder of its over-allotment option. Accordingly, the Sponsor forfeited 145,250 Founder Shares on October 11, 2022.

The initial shareholders agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) one year after the completion of the initial Business Combination or earlier if, subsequent to the initial Business Combination, the closing price of the Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, and (B) the date following the completion of the initial Business Combination on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the shareholders having the right to exchange their Class A Shares for cash, securities or other property. Notwithstanding the foregoing, the Founder Shares will be released from the lockup if the closing price of the Company’s Class A Shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 2,840,000 Initial Private Placement Warrants, at a price of $1.00 per Initial Private Placement Warrant, generating proceeds of approximately $2.8 million. On October 11, 2022, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of 44,660 Additional Private Placement Warrants at $1.00 per Additional Private Placement Warrant, generating additional gross proceeds of approximately $45,000.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Each Private Placement Warrant is exercisable for one Class A Share at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, there will be no redemption rights or liquidating distributions with respect to the Private Placement Warrants. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or their permitted transferees.

The Sponsor and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Related Party Loans

Promissory Note and Advances from Related Parties

On March 3, 2022, the Sponsor agreed to loan the Company an aggregate amount of up to $200,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the date on which the Company consummated the Initial Public Offering. The Company borrowed approximately $145,000 under the Note and subsequently fully repaid the Note balance on October 4, 2022. The Note was no longer available to the Company after the closing of its Initial Public Offering.

The Company’s Sponsor and its affiliates have paid for certain expenses on behalf of the Company. As of December 31, 2025 and 2024, the Company had an outstanding advances balance from such parties of approximately $2.3 million and $390,000, respectively. Subsequent to December 31, 2025, the Sponsor paid an aggregate of $165,000 for additional expenses on behalf of the Company, increasing the outstanding balance owed to Sponsor to approximately $2.6 million.

Overfunding Loans

Simultaneously with the closing of the Initial Public Offering, the Sponsor extended the Overfunding Loan to the Company in an aggregate amount of $900,000. On October 11, 2022, simultaneously with the sale of the Over-Allotment Units, the Sponsor extended the Additional Overfunding Loan to the Company in an amount of $47,850, for an aggregate outstanding principal amount of $947,850 to be deposited in the Trust Account. Upon the closing of the initial Business Combination, the Overfunding Loans will be repaid or converted into Class A Shares at a conversion price of $10.00 per share (or a combination of both), at the Sponsor’s discretion. If the Company does not complete an initial Business Combination, it will not repay the Overfunding Loans from amounts held in the Trust Account, and its proceeds will be distributed to the Public Shareholders; however, the Company may repay the Overfunding Loans if there are funds available outside the Trust Account to do so.

Convertible Promissory Note

In connection with the Contribution and advances the Sponsor may make in the future to the Company for working capital expenses, on January 2, 2024, the Company issued a Convertible Note to Harry L. You, Chairman, Chief Executive Officer and Chief Financial Officer and an affiliate of the Sponsor with a principal amount up to $1.75 million. The Convertible Note bears no interest and is repayable in full upon the earlier of (a) the date of the consummation of the Company’s initial Business Combination, or (b) the date of the Company’s liquidation. If the Company does not consummate an initial Business Combination by the end of the Combination Period, the Convertible Note will be repaid only from funds held outside of the Trust Account or will be forfeited, eliminated or otherwise forgiven. Upon the consummation of the Company’s initial Business Combination, up to $1,500,000 of the outstanding principal of the Convertible Note may be converted into warrants, at a price of $1.00 per warrant, at the option of the Payee. Such warrants will have terms identical to the Private Placement Warrants.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

As of December 31, 2025 and 2024, the Company had an outstanding amount of $1,191,667 and $641,667 under the Convertible Note, respectively. All proceeds received under the Convertible Note were contributed into the Trust Account.

The option to convert the Convertible Note into warrants qualifies as an embedded derivative under FASB ASC 815 and is required to be recognized at fair value with subsequent changes in fair value recognized in the Company’s statements of operations each reporting period until the Convertible Note is repaid or converted. As of December 31, 2025 and 2024, the fair value of the embedded conversion option had a de minimis value.

Administrative Services Agreement

On October 4, 2022, the Company entered into an agreement pursuant to which it agreed to pay the Sponsor $10,000 per month for office space, administrative and support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. The Company recorded $120,000 in connection with such fees during each of the years ended December 31, 2025 and 2024 in the accompanying statements of operations. The Company recorded an outstanding balance of $310,000 and $190,000 as of December 31, 2025 and 2024, respectively, in connection with such fees in accrued expenses in the accompanying balance sheets.

The Sponsor, executive officers and directors, or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on the Company’s behalf such as identifying potential target businesses and performing due diligence on suitable Business Combinations. The Company’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, executive officers or directors, or the Company’s or their affiliates.

Note 5—Commitments and Contingencies

Registration Rights

The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and the Contributions (and any shares of common stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the working capital loans and the Contributions and upon conversion of the Founder Shares and the Overfunding Loans), will be entitled to registration rights pursuant to a registration and shareholder rights agreement signed upon the consummation of the Initial Public Offering. These holders will be entitled to certain demand and “piggyback” registration rights. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter was entitled to an underwriting discount of $0.14 per Unit, or approximately $0.8 million in the aggregate, paid upon the closing of the Initial Public Offering. An additional fee of $0.35 per Unit, or $2.1 million in the aggregate will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

The underwriter was entitled to an additional fee of approximately $45,000, which was paid upon closing of the Partial Over-Allotment, and approximately $112,000 in deferred underwriting commissions in connection with the consummation of the Partial Over-Allotment.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Advisory Arrangement

On August 14, 2025, in connection with the proposed Business Combination with Horizon, the Company entered into an engagement arrangement with an advisory firm to assist with investor outreach and capital markets activities related to the proposed transaction, including the PIPE financing as described in Note 1. The agreement provides that the advisor will be entitled to (i) a transaction fee of $4.0 million payable upon the closing of the Business Combination if the minimum cash condition is met, or, if such conditions are not satisfied, an incentive bonus of up to $4.0 million at the Company’s discretion, and (ii) placement agent fees in connection with any private placement equal to (a) 5.0% of the gross proceeds from investors introduced by the advisor and (b) 3.0% of the gross proceeds from other investors participating in the private placement, in each case payable upon the closing of such private placement.

Note 6—Derivative Warrant Liabilities

As of December 31, 2025 and 2024, the Company had an aggregate of 6,044,160 warrants outstanding, comprised of 3,159,500 Public Warrants and 2,884,660 Private Placement Warrants. Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A Shares issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the Class A Shares issuable upon exercise of the warrants and to maintain a current prospectus relating to those Class A Shares until the warrants expire or are redeemed. If a registration statement covering the Class A Shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s Class A Shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Class A Shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A Shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A Shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the Class A Shares issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of Public Warrants when the price per Public Share equals or exceeds $18.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants for cash:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant;

●	upon a minimum of 30 days’ prior written notice of redemption, referred to as the 30-day redemption period; and

●	if, and only if, the closing price of the Public Shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

Redemption of Public Warrants when the price per share of Public Shares equals or exceeds $10.00. Once the Public Warrants become exercisable, the Company may redeem the outstanding Public Warrants:

●	in whole and not in part;

●	at $0.10 per Public Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Public Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to an agreed table based on the redemption date and the “fair market value” of Public Shares; and

●	if, and only if, the closing price of Public Shares equals or exceeds $10.00 per Public Share (as adjusted) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends notice of redemption to the warrant holders.

The “fair market value” of Public Shares shall mean the volume weighted average price of Public Shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the Public Warrants be exercisable in connection with this redemption feature for more than 0.361 Public Shares per Public Warrant (subject to adjustment).

If the Company is unable to complete a Business Combination within the Combination and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants.

Note 7—Shareholders’ Deficit

Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2025 and 2024, there were no shares of preferred stock issued or outstanding.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Class A Common Stock—The Company is authorized to issue 35,000,000 Class A Shares with a par value of $0.0001 per share. As of December 31, 2025 and 2024, there were 2,742,253 (including 2,325,987 redeemable and 416,266 non-redeemable) and 2,338,586 Class A Shares issued and outstanding, respectively. Redeemable Class A shares are subject to possible redemption in connection with the Company’s initial Business Combination or liquidation and are classified outside of permanent equity on the accompanying balance sheets, while non-redeemable Class A shares are classified within permanent equity.

Class B Common Stock—The Company is authorized to issue 5,000,000 Class B Shares with a par value of $0.0001 per share. As of December 31, 2025 and 2024, there were 1,163,484 and 1,579,750 Class B Shares issued and outstanding, respectively.

Common shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Holders of Class B Shares will have the right to elect all of the Company’s directors prior to the consummation of the initial Business Combination. On any other matter submitted to a vote of the Company’s shareholders, holders of Class B Shares and holders of Class A Shares will vote together as a single class, except as required by applicable law or stock exchange rule.

The Company’s Charter, as amended in connection with the Special Meeting held on January 2, 2024, provides for the right of a holder of Class B Shares to convert their Class B Shares into Class A Shares, at any time and from time to time at the election of the holder, on a one-for-one basis, subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein. In the case that additional Class A Shares or equity-linked securities are issued or deemed issued in connection with the initial Business Combination, the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, on an as-converted basis, 20% of the total number of Class A Shares outstanding after such conversion (after giving effect to any redemptions of shares of Public Shares by Public Shareholders), including the total number of Class A Shares issued, or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A Shares or equity-linked securities or rights exercisable for or convertible into Class A Shares issued, or to be issued, to any seller in the initial Business Combination and any Private Placement Warrants issued to the Sponsor, officers or directors upon conversion of working capital loans and Contributions and any Class A Shares issued to the Sponsor upon conversion of the Overfunding Loans. In no event will the conversion of Class B Shares occur on a less than one-for-one basis.

On September 15, 2025, the Sponsor distributed 416,266 Founder Shares to one of its members, pro rata, for no consideration. Such shares were then converted on a one-for-one basis into Class A Shares and donated to charity. As a result, as of the date of this Annual Report, the Sponsor owns an aggregate of 1,163,484 Founder Shares in the form of Class B Shares and other holders of Founder Shares hold an aggregate of 416,266 Founder Shares in the form of Class A Shares.

Note 8—Fair Value Measurements

The following tables present information about the Company’s financial liabilities that are measured at fair value on a recurring basis as of December 31, 2025 and 2024, by level within the fair value hierarchy:

December 31, 2025

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative warrant liabilities - Public Warrants	$-	$8,214,700	$-
Derivative warrant liabilities - Private Warrants	$-	$-	$7,500,120

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

December 31, 2024

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
Investments held in Trust Account - U.S. Treasury Bill(1)	$25,587,986	$-	$-
Liabilities:
Derivative warrant liabilities - Public Warrants	$-	$758,280	$-
Derivative warrant liabilities - Private Warrants	$-	$-	$692,320

(1)	The cash balance within the Trust Account was $617 as of December 31, 2024.

Transfers to/from Levels 1, 2, and 3 are recognized at the beginning of the reporting period. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement in December 2022 when the Public Warrants were separately listed and traded. As of December 31, 2025 and 2024, the fair value measurement for Public Warrants was transferred to Level 2 measurement due to low trading volume. Level 1 assets include investments in money market funds or U.S. Treasury securities. The Company uses inputs such as actual trade data, benchmark yields, quoted market prices from dealers or brokers, and other similar sources to determine the fair value of its investments.

The fair value of the Public Warrants and the Private Placement Warrants was initially measured using Black-Scholes option pricing model and Monte Carlo simulation method, respectively. Beginning in December 2022, the fair value of Public Warrants has been measured based on the listed market price of such Public Warrants. The estimated fair value of the Private Placement Warrants was determined using a Monte Carlo simulation method with Level 3 inputs as of December 31, 2025 and 2024. Inherent in a Black-Scholes option pricing model and a Monte Carlo simulation method are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the historical volatility of select peer company’s common stock that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates of December 31, 2025 and 2024:

	As of December 31, 2025	As of December 31, 2024
Exercise price	$11.50	$11.50
Stock price	$12.99	$10.66
Volatility	3.7%	3.3%
Risk-free rate	3.7%	4.3%
Expected terms (years)	5.17	5.25
Dividend yield	0.0%	0.0%

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

The changes in the Level 3 fair value of the derivative warrant liabilities for the years ended December 31, 2025 and 2024 are summarized as follows:

Balance as of December 31, 2023 - Level 3	$432,700
Change in fair value of derivative warrant liabilities - Private Warrants	259,620
Balance as of December 31, 2024 - Level 3	692,320
Change in fair value of derivative warrant liabilities - Private Warrants	6,807,800
Balance as of December 31, 2025 - Level 3	$7,500,120

Note 9—Segment Information

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance. The Company’s Chief Financial Officer has been identified as the chief operating decision maker (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one reportable segment.

The CODM assesses performance for the single segment and decides how to allocate resources based on net income or loss that also is reported on the statements of operations as net income or loss. The measure of segment assets is reported on the balance sheets as total assets. When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

	For the years ended December 31,
	2025	2024
Investment income from cash and investments held in Trust Account	$1,065,740	$1,294,140
General and administrative expenses	(4,461,667)	(1,088,400)
Tax expenses	(162,656)	(481,621)
Other (expenses) income	(14,264,123)	441
Net loss	$(17,822,706)	$(819,410)

The CODM reviews investment income from cash and investments in Trust Account to measure and monitor shareholders value and determine the most effective strategy of investment with the Trust Account funds while maintaining compliance with the trust agreement. General and administrative expenses are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a business combination within the business combination period. The CODM also reviews general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget. General and administrative costs, as reported on the statement of operations, are the significant segment expenses provided to the CODM on a regular basis. All other segment items included in net income or loss are reported on the statement of operations and described within their respective disclosures.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

Note 10—Income Taxes

The income tax provision consists of the following:

	December 31, 2025	December 31, 2024
Current
Federal	$223,826	$261,958
State	86,697	132,692
Deferred
Federal	(900,144)	(420,563)
State	(270,901)	(67,622)
Valuation allowance	1,171,045	488,185
Income tax provision	310,523	394,650
Adjustment for prior year tax estimate	(49,376)	39,807
Income tax provision, net	$261,147	$434,457

The Company’s net deferred tax assets are as follows:

	December 31, 2025	December 31, 2024
Deferred tax assets:
Start-up/organization costs	$12,928,719	$949,417
Merger costs	827,591	-
Net operating loss carryforwards	-	-
Total deferred tax assets	2,120,462	949,417
Valuation allowance	(2,120,462)	(949,417)
Deferred tax asset, net of allowance	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2025 and 2024, the valuation allowances were approximately $2.1 million and $949,000, respectively. As of December 31, 2025 and 2024, the Company has no U.S. federal net operating loss carryforwards and no state net operating loss carryovers available to offset future taxable income.

DMY SQUARED TECHNOLOGY GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2025

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

	December 31, 2025	December 31, 2024
Statutory federal income tax rate	21.0%	21.0%
State tax	6.5%	6.5%
Non-deductible change in fair value of warrant liabilities	(22.1)%	(41.0)%
Non-deductible meals and tax penalties	(0.2)%	(12.3)%
Change in valuation allowance	(6.6)%	(87.1)%
Income tax expense	(1.49)%	(112.9)%

There were no foreign tax effects, changes in tax laws or rates enacted in the current periods, effect of cross-border tax laws, tax credits, or unrecognized tax benefits as of December 31, 2025 and 2024. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company has been subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Note 11—Subsequent Events

The Company evaluated subsequent events and transactions that occurred up to the date the financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment to or disclosure in the financial statements, except as noted below.

Subsequent to December 31, 2025, the Sponsor advanced an additional amount of approximately $165,000 to the Company, increasing the outstanding balance owed to Sponsor to approximately $2.6 million.

Subsequent to December 31, 2025, additional investors entered into subscription agreements in connection with the previously disclosed PIPE financing related to the proposed Business Combination with Horizon. In addition, on March 9, 2026, the parties amended the IonQ Side Letter relating to the PIPE financing. See Note 1 — Description of Business Combination for additional information.

On February 20, 2026, the Company entered into a consulting agreement with a consulting firm for strategic communications services in connection with the Proposed Business Combination. The agreement provides for a fee of $400,000 payable only upon completion of the Proposed Business Combination.

On March 17, 2026, the Company held a special meeting of shareholders for the purpose of seeking shareholder approval of the Proposed Business Combination and related matters. At such meeting, the Company’s shareholders approved the Proposed Business Combination with Horizon.

PART II

INFORMATION NOT REQUIRED IN DOCUMENT

Item 20. Indemnification of Directors and Officers.

Holdco’s constitution provides that, subject to the provisions of and so far as may be permitted by the Singapore Companies Act and every other legislation for the time being in force concerning companies and affecting our company, every director or other officer of Holdco shall be entitled to be indemnified by it against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him in the execution and discharge of his duties or in relation thereto.

Under Section 172 of the Singapore Companies Act, any provision (whether in the constitution, contract with the company or otherwise) which purports to exempt or provides an indemnity for exempting or indemnifying the officers of a company (including directors) against any liability which by law would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to a company will be void. However, a company is not prohibited from: (a) as provided in Section 172A of the Singapore Companies Act, purchasing and maintaining for an officer of the company insurance against any such liability incurred by him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company; or (b) as provided in Section 172B of the Singapore Companies Act, indemnifying an officer of a company against liability incurred by an officer to a person other than the company, except when the indemnity is against (i) any liability of the officer to pay a fine in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance of any requirement of a regulatory nature (howsoever arising); or (ii) any liability incurred by the officer (A) in defending criminal proceedings in which he or she is convicted; (B) in defending civil proceedings brought by the company or a related company in which judgment is given against him or her; or (C) in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the Singapore courts refuses to grant him or her relief.

Under the Singapore Companies Act, “officer” in relation to a corporation includes (a) any director or secretary of the corporation or a person employed in an executive capacity by the corporation, (b) a receiver and manager of any part of the undertaking of the corporation appointed under a power contained in any instrument, and (c) any liquidator of a company appointed in a voluntary winding up, but does not include any receiver who is not also a manager, any receiver and manager appointed by the Singapore court, any liquidator appointed by the Singapore court or by the creditors, or a judicial manager appointed under Part 7 of the Singapore Insolvency, Restructuring and Dissolution Act 2018.

In cases where an officer is sued by the company, the Singapore Companies Act gives the court the power to relieve officers either wholly or partially from the consequences of their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the officer acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such officer’s appointment, to excuse the officer.

However, Singapore case law has indicated that such relief will not be granted to an officer who has benefited as a result of his or her breach of trust.

Item 21. Exhibits And Financial Statement Schedules

Exhibit No.	Description of Document

3.1	Amended and Restated Constitution of Horizon Quantum Holdings Ltd. (incorporated by reference to Exhibit 1.1 of the Registrant’s Annual Report on Form 20-F, filed with the SEC on March 25, 2026)

10.1†#	Quantum Systems Agreement, dated March 31, 2026, by and between Horizon Quantum Holdings Ltd. and IonQ Quantum, Inc. (incorporated by reference to Exhibit 4.15 of the Registrant’s Annual Report on Form 20-F, filed with the SEC on April 14, 2026)

5.1	Opinion of Rajah & Tann Singapore LLP.

5.2	Opinion of Ellenoff Grossman & Schole LLP

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of PKF Littlejohn LLP.

23.3	Consent of Rajah & Tann Singapore LLP (included within Exhibit 5.1).

23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature pages hereto).

101.INS	Inline XBRL Instance Document.
101.SCH	Inline XBRL Taxonomy Extension Schema Document.
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

†	Certain schedules and similar attachments to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules and similar attachments to the SEC upon its request.
#	Certain provisions or terms of this exhibit indicated by “[*]” have been redacted pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of this exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential. The registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.s

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining any liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(8)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore.

Date: April 14, 2026	HORIZON QUANTUM HOLDINGS LTD.

	By:	/s/ Joseph Fitzsimons
	Name:	Joseph Fitzsimons
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph Fitzsimons and Gregory Gould, and each or any of them, her or his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph Fitzsimons	Chief Executive Officer and Chairman	April 14, 2026
Joseph Fitzsimons	(Principal Executive Officer)

/s/ Gregory Gould	Chief Financial Officer	April 14, 2026
Gregory Gould	(Principal Financial and Accounting Officer)

/s/ Harry L. You	Director	April 14, 2026
Harry L. You

/s/ Danielle Lambert	Director	April 14, 2026
Danielle Lambert

/s/ Jill Turner	Director	April 14, 2026
Jill Turner